PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(to Prospectus dated March 4, 2010)	Registration No. 333-165221

NANOVIRICIDES, INC.

250,000 SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK
2,500,000 SHARES OF COMMON STOCK

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering to an investor 250,000 shares of our Series B Convertible Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”) and are registering up to 2,500,000 shares of our common stock, $0.001 par value per share (the “Common Stock”) into which the Series B Preferred Stock is convertible.  The investor will purchase 250,000 shares of the Series B Preferred Stock at an initial closing and, assuming all conditions to closing have been satisfied or waived, 250,000 shares of the Series B Preferred Stock at a subsequent closing to occur 14 weeks following the date of the initial closing.  As described in this prospectus supplement, 40,000 shares of the Series B Preferred Stock (or such lesser number that remains unconverted) will automatically convert into shares of our Common Stock commencing on each of the initial closing date and subsequent closing date and once every 14 days thereafter, subject to certain limitations and qualifications.  At each conversion date, the conversion price for the Common Stock will equal the lower of (i) 85% of the Common Stock’s volume weighted average trading price (the “VWAP”) during the 10-day trading period immediately preceding the conversion date and (ii) 88% of the VWAP of the Common Stock on the trading day immediately prior to the conversion date.  No conversion will occur if the VWAP during the 20-day trading period immediately preceding the conversion date does not exceed $0.20 or the registration statement of which this prospectus supplement is a part is not in effect as of such conversion date.

We will issue the Series B Preferred Stock at a purchase price of $10.00 per share, for an aggregate offering price of $5 million assuming both the initial closing and subsequent closing occur.  We will receive $2.5 million at the initial closing and an additional $2.5 million at the subsequent closing.  The Series B Preferred Stock is not listed on an exchange, and we do not intend to list the Series B Preferred Stock on any exchange.  Our Common Stock trades on the Over-the-Counter-Bulletin Board under the symbol “NNVC.OB.”  On October 28, 2011, the last reported sale price of our Common Stock on the Over-the-Counter-Bulletin Board was $1.00 per share.  You are urged to obtain current market quotations of the Common Stock.

We have retained Midtown Partners & Co., LLC as exclusive placement agent in connection with this offering.  The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities.  See “Plan of Distribution” beginning on page S-26 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share		Maximum Offering Amount
Offering price of Series B Preferred Stock		$10.00	$2,500,000
Placement agent fees (1)	$		150,000
Proceeds, before expenses, to NanoViricides, Inc.	$		$2,350,000

(1)	We have agreed to pay the placement agent a cash fee representing 6% of the gross purchase price paid for the shares.

We estimate the total expenses of this offering, excluding the placement agent’s fees, will be approximately $30,000.00.  The placement agent is not purchasing or selling any of our shares pursuant to this prospectus supplement or the accompanying prospectus, nor are we requiring any minimum purchase or sale of any specific number of shares.  We expect that delivery of the 250,000 shares of Series B Preferred Stock being issued and sold at the initial closing pursuant to this prospectus supplement will be made to the purchaser on or about November 1, 2011.

Midtown Partners & Co., LLC
The date of this prospectus supplement is November 1, 2011

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Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about the shares of our common and preferred stock and other securities we may offer from time to time under our shelf registration statement, some of which may not apply to the securities offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and information incorporated by reference herein and therein.  We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.  You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized.  Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

This prospectus supplement is part of a registration statement, and the amendments thereto, that we have filed with the Securities and Exchange Commission (Registration File No. 333-165221) utilizing a “shelf” registration process.  Under this shelf registration process, we are offering to sell our Series B Preferred Stock and Common Stock issuable upon conversion using this prospectus supplement and the accompanying prospectus.  In this prospectus supplement, we provide you with specific information about the securities that we are selling in this offering.  Both this prospectus supplement and the accompanying prospectus include important information about us, our securities being offered and other information you should know before investing.  This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus.  You should read this prospectus supplement and the accompanying prospectus as well as additional information described under “Incorporation of Certain Documents by Reference” on page S-28 of the prospectus supplement before investing in our securities.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context requires otherwise, in this prospectus supplement and the accompanying prospectus the terms “NanoViricides,” “we,” “us” and “our” refer to NanoViricides, Inc., a Nevada corporation.

Prospective investors may rely only on the information contained in this prospectus supplement.  We have not authorized anyone to provide prospective investors with different or additional information.  This prospectus supplement is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.  The information contained in this prospectus supplement is correct only as of the date of this prospectus supplement, regardless of the time of the delivery of this prospectus supplement or any sale of these securities.

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FORWARD-LOOKING INFORMATION

We are making this statement pursuant to the safe harbor provisions for forward-looking statements described in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not historical facts but are the intent, belief, or current expectations of our business and industry.  We make statements in this prospectus supplement, including statements that are incorporated by reference, that are forward-looking.  When used in this prospectus supplement or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “could,” “should,” “may,” “plan,” “seek,” “expect,” “believe,” “intend,” “target,” “project” and similar expressions are intended to identify forward-looking statements.  They also include statements regarding:

●	our future growth and profitability;
●	our competitive strengths; and
●	ourbusiness strategy and the trends we anticipate in the industries and economies in which we operate.

These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions.  These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.  Important factors that could cause actual results to differ materially from those in forward-looking statements include:

●	economic downturns, reduced capital expenditures, consolidation and technological and regulatory changes in our industry;
●	the highly competitive nature of our industry;
●	our ability to attract and retain qualified managers and skilled employees;
●	the outcome of our plans for future operations and growth; and
●	the other factors referenced in this prospectus supplement, including, without limitation, under “Risk Factors.”

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations.  Furthermore, forward-looking statements speak only as of the date they are made.  If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements.  These and other risks are detailed in this prospectus supplement, in the accompanying prospectus, in the documents that we incorporate by reference into this prospectus supplement  and the accompanying prospectus and in other documents that we file with the Securities and Exchange Commission (the “Commission”).  We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus supplement to reflect future events or circumstances.  We qualify any and all of our forward-looking statements by these cautionary factors.

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SUMMARY

This summary is not complete and does not contain all of the information you should consider before investing in the securities offered by this prospectus supplement and accompanying prospectus.  You should read this summary together with the entire prospectus supplement and prospectus, including our financial statements, the notes to those financial statements, and the other documents identified under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement, before making an investment decision.  See the Risk Factors section of this prospectus supplement on page S-7 for a discussion of the risks involved in investing in our securities.

Our Business

We are an early developmental stage nano-biopharmaceutical company engaged in the discovery, development and commercialization of anti-viral therapeutics.  We have no customers, products or revenues to date, and may never achieve revenues or profitable operations.  Our drugs are based on several patents, patent applications, provisional patent applications, and other proprietary intellectual property held by TheraCour Pharma, Inc., one of our principal shareholders, to which we have the licenses in perpetuity for the treatment of the following human viral diseases:

●	Influenza, Asian Bird Flu, and H1N1 “Swine Flu” Viruses;
●	Herpes Simplex Virus (HSV);
●	Human Immunodeficiency Virus (HIV/AIDS);
●	Adenoviral Conjunctivitis and Keratitis, and Ocular Indications of Herpes Simplex Types 1 & 2.
●	Dengue Fever types I, II, III, & IV;
●	Hepatitis B Virus (HBV);
●	Hepatitis C Virus (HCV);
●	Ebola and Marburg Viruses;
●	Japanese Encephalitis; and
●	West Nile Virus.

We focus our laboratory research and pre-clinical programs on specific anti-viral solutions.  We are seeking to add to our existing portfolio of products through our internal discovery pre-clinical development programs and through an in-licensing strategy.

Company Information

Our principal executive offices are located at 135 Wood Street, Suite 205, West Haven, Connecticut 06516.  Our telephone number is (203) 937-6137.  You may also contact us or obtain additional information through our internet website address at www.nanoviricides.com.  Information contained on our website is not incorporated into this prospectus supplement and is not a part of this prospectus supplement.

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The Offering

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Series B Preferred Stock, see “Description of Preferred Stock” beginning on page S-23 of this prospectus supplement and “Description of Securities” beginning on page S-24 of this prospectus supplement.

Securities offered
250,000 shares of Series B Convertible Preferred Stock, which class of stock we refer to as the Series B Preferred Stock will be sold at an initial closing (the “Initial Closing”) and an additional 250,000 shares of Series B Preferred Stock will be sold at a subsequent closing 14 weeks following the initial closing date assuming all conditions to closing have been satisfied or waived (the “Subsequent Closing”).

See “Description of Series B Preferred Stock” on page S-24 for a complete description of the factors you should consider carefully before deciding to invest in our Series B Preferred Stock or Common Stock.

Series B Preferred Stock Outstanding After Offering	250,000 Shares at the Initial Closing and, assuming all shares of Series B Preferred Stock issued at the Initial Closing have been converted, 250,000 Shares at the Subsequent Closing

Purchase Price	$10.00 per share of Series B Preferred Stock

Conversion
40,000 shares of Series B Preferred Stock (or such lesser number that remains unconverted) automatically convert into shares of Common Stock on each of the initial closing date and subsequent closing date, and every 14 days thereafter, subject to certain limitations and qualifications. The automatic conversion provision shall be suspended if the daily volume weighted average trading price (“VWAP”) during the 20 day period immediately prior to conversion is less than $0.20 (see “Floor Price” below) or if the registration statement of which this prospectus supplement is a part is not in effect as of the date of conversion.

Conversion Price
At each conversion date, the conversion price for the Common Stock will equal the lower of (i) 85% of the VWAP of the Common Stock during the 10-day trading period immediately preceding the conversion date and (ii) 88% of the VWAP of the Common Stock on the trading day immediately prior to the conversion date.

Dividends
The Series B Preferred Stock accrues dividends at the rate per annum of 10% per share. The dividend can be paid in either cash or in shares of our Common Stock at a 15% discount to the 10 day VWAP immediately preceding the dividend date.  Dividends are payable at each conversion date.

Floor Price	The minimum price of $0.20 (the “Floor Price”) below which the Series B Preferred Stock cannot be converted to Common Stock.

Voting rights
Holders of the Series B Preferred Stock will generally have no voting rights. However, certain changes or events that would be adverse to the rights of holders of the Series B Preferred Stock cannot be made without the affirmative vote of holders of at least 66 2/3% of the outstanding shares of Series B Preferred Stock, including without limitation the creation of any new class or series of shares having rights, preferences or privileges on par with or senior to those of the Series B Preferred Stock, the redemption or repurchase of 500,000 or more shares of Common Stock (with limited exceptions) and the issuance of debt in excess of $500,000 (with limited exceptions).

Listing	Our Series B Preferred Stock will have no public market.

Form	The Series B Preferred Stock will be issued and maintained in book-entry form registered in the name of Seaside 88, LP.

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Use of proceeds
We estimate that our net proceeds from the Initial Closing will be approximately $2,320,000, after deducting the placement agent fee and estimated expenses payable by us in connection with such closing. We intend to use the net proceeds from this offering for working capital and general corporate purposes.

Market for the common stock
Our Common Stock trades on the Over-the-Counter-Bulletin Board under the symbol “NNVC.OB.”  However, there is no established public trading market for the Series B Preferred Stock, and we do not expect a market to develop.

Risk factors	See “Risk Factors” on page S-7 for a discussion of factors you should consider carefully before deciding to invest in our Series B Preferred Stock or Common Stock.

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RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk.  You should carefully consider the Risk Factors contained in our most recent annual report on Form 10-K, as updated or supplemented by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K to the extent filed, each of which are incorporated herein by reference and the following Risk Factors, as the same may be updated from time to time by our future filings under the Exchange Act, before making an investment decision.  If any of such Risk Factors actually occur, our business, results of operations, financial condition and cash flows could be materially adversely affected, the trading price of our common stock could decline significantly, and you might lose all or part of your investment.

Additional risks and uncertainties that we are unaware of or that we believe are not material at this time could also materially adversely affect our business, financial condition or results of operations.  In any case, the value of our common stock or Series B Convertible Preferred Stock could decline, and you could lose all or part of your investment, or our use of the offering proceeds may not yield a favorable return on your investment.  You should also refer to our financial statements and the notes to those statements, which are incorporated by reference in this prospectus supplement.

Risks Relating to Investing in our Series B Convertible Preferred Stock and the Offering

There is no public market for the Series B Preferred Stock and prospective investors may not be able to resell their shares at or above the offering price, if at all.

There is no market for our company’s Series B Preferred Stock and no assurance can be given that an active trading market will develop for the Series B Preferred Stock or, if one does develop, that it will be maintained.  In the absence of a public trading market, an investor may be unable to liquidate his investment in our company.  The offering price of this Offering is not indicative of future market prices.

The stock market in general may experience extreme price and volume fluctuations.  Continued market fluctuations could result in extreme volatility in the price of the Common Stock, which could cause a decline in the value of the Common Stock.  Prospective investors should also be aware that price volatility may be worse if the trading volume of the Common Stock is low.

The price of our Common Stock may be volatile and your investment in our common stock could suffer a decline in value.

As of October 28, 2011, the last trade price of our common stock, as quoted on the OTC Bulletin Board, was $1.00.  The price may fluctuate significantly in response to a number of factors, many of which are beyond our control. These factors include:

●	progress of our products through the regulatory process;
●	results of preclinical studies and clinical trials;
●	announcements of technological innovations or new products by us or our competitors;
●	government regulatory action affecting our products or our competitors' products in both the United States and foreign countries;
●	developments or disputes concerning patent or proprietary rights;
●	general market conditions for emerging growth and pharmaceutical companies;
●	economic conditions in the United States or abroad;
●	actual or anticipated fluctuations in our operating results;
●	broad market fluctuations; and
●	changes in financial estimates by securities analysts.

S-7

A significant number of our company’s shares will be eligible for sale, and their sale could depress the market price of our company’s stock.

As of October 31, 2011, 45,388,218 of 145,763,702 issued and outstanding shares of our company’s common stock were restricted securities as defined under Rule 144 of the Securities Act of 1933, as amended (the “Act”) and under certain circumstances may be resold without registration pursuant to Rule 144.

Approximately 10,030,068 shares of our restricted shares of common stock are held by non-affiliates who may avail themselves of the public information requirements and sell their shares in accordance with Rule 144. As a result, some or all of these shares may be sold in accordance with Rule 144 potentially causing the price of our company’s shares to decline.

In general, under Rule 144, a person (or persons whose shares are aggregated) who is not an Affiliate, as such term is defined in Rule 144(a)(1), of our company and who has satisfied a six month holding period, may sell their shares without any limitation, so long as we continue to file our reports with the Securities and Exchange Commission.  Rule 144 also permits, under certain circumstances, the sale of securities, by Affiliates of our company who have satisfied a one year holding, within any three-month period, a number of shares which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale.  Any substantial sale of our company's common stock pursuant to Rule 144 may have an adverse effect on the market price of our company’s shares.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Any credit agreements, which we may enter into with institutional lenders, may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and any other factors that the board of directors decides is relevant. Therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

We may issue additional equity shares to fund our company’s operational requirements which would dilute your share ownership.

Our company's continued viability depends on its ability to raise capital. Changes in economic, regulatory or competitive conditions may lead to cost increases. Management may also determine that it is in the best interest of our company to develop new services or products. In any such case additional financing is required for our company to meet its operational requirements. There can be no assurances that our company will be able to obtain such financing on terms acceptable to our company and at times required by our company, if at all. In such event, our company may be required to materially alter its business plan or curtail all or a part of its operational plans.  The sale or the proposed sale of substantial amounts of our common stock in the public markets may adversely affect the market price of our common stock and our stock price may decline substantially.

Risks Related to the Securities Markets and Investments in Our Common Stock

There is limited liquidity on the OTC Bulletin Board.

When fewer shares of a security are being traded on the OTC Bulletin Board, volatility of prices may increase and price movement may outpace the ability of the OTC Bulletin Board to deliver accurate quote information. Due to lower trading volumes in the Common Stock, there may be a lower likelihood of a person’s orders for shares of the Common Stock being executed, and current prices may differ significantly from prices quoted by the OTC Bulletin Board at the time of order entry.

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There is a limitation in connection with the editing and canceling of orders on the OTC Bulletin Board.

Orders for OTC Bulletin Board securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTC Bulletin Board. Due to the manual order processing involved in handling OTC Bulletin Board trades, order processing and reporting may be delayed.  As a result, it may not be possible to edit orders. Consequently, it may not be possible for our company’s shareholders to sell the Common Stock at optimum trading prices.

Our company is subject to the periodic reporting requirements of the Exchange Act, which will require us to incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs will reduce or might eliminate our profitability.

Our company is required to file periodic reports with the Commission pursuant to the Exchange Act and the rules and regulations promulgated thereunder.  To comply with these requirements, our independent registered auditors will have to review our quarterly financial statements and audit our annual financial statements.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  The costs charged by these professionals for such services cannot be accurately predicted at this time, because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys.  However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.  We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, the trading price of our Common Stock, if a market ever develops, could drop significantly, or we could become subject to Commission enforcement proceedings.

As currently required under Section 404 of the Sarbanes-Oxley Act of 2002, we will be required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting.  We are currently not required to have our independent registered public accounting attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting.  If we are no longer exempt from this requirement, we expect to incur additional expenses and diversion of management's time as a result of performing the system and process evaluation, testing, and remediation required to comply with the management certification and auditor attestation requirements.

During the course of our testing, we may identify deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404.  In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented, or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results would be harmed, investors could lose confidence in our reported financial information, the trading price of our Common Stock, if a market ever develops, could drop significantly, or we could become subject to the Commission’s enforcement proceedings.

Our Common Stock may be considered a “penny stock” and may be difficult to sell.

While there can be no assurance that a public trading market will ever be developed, or if developed that one will be maintained, it is likely that our Common Stock will be considered a “penny stock”  The Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions.  Initially, the market price of the Common Stock is likely to be less than $5.00 per share and therefore may be designated as a “penny stock” according to Commission rules.  The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.  In addition, since the Common Stock is currently traded on the FINRA Over-the-Counter Bulletin Board, investors may find it difficult to obtain accurate quotations of the Common Stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

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There is a risk of market fraud.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. We are aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

If we are unable to recruit and retain qualified personnel, our business could be harmed.

Our growth and success highly depend on qualified personnel.  Accordingly, we are obligated to make all efforts to recruit and retain skilled technical, sales, marketing, managerial, manufacturing, and administrative personnel. Competitions among the industry could cause us difficultly to recruit or retain a sufficient number of qualified technical personnel, which could harm our ability to develop new products. If we are unable to attract and retain necessary key talents, it definitely will harm our ability to develop competitive product and keep good customers and could adversely affect our business and operating results.

Because our common stock is quoted on the "OTCBB," your ability to sell shares in the secondary trading market may be limited.

Our common stock is currently quoted on the over-the-counter market on the OTC Electronic Bulletin Board. Consequently, the liquidity of our Common Stock is impaired, not only in the number of shares that are bought and sold, but also through delays in the timing of transactions, and coverage by security analysts and the news media, if any, of our company. As a result, prices for shares of our common stock may be lower than might otherwise prevail if our common stock was quoted and traded on Nasdaq or a national securities exchange.

Risks Specific to our company

Our company is a development stage company that has no products approved for commercial sale, never generated any revenues and may never achieve revenues or profitability.

We are a development stage biopharmaceutical company. Currently, we have no products approved for commercial sale and, to date, we have not generated any revenues. Our ability to generate revenue depends heavily on:

●	demonstration and proof of principle in pre-clinical trials that a nanoviricide® is safe and effective;

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●	successful development of our first product candidates FluCide, Nanoviricide Eye Drops, HIVCide, HerpeCide or another one of the drug candidates in our pipeline;
●	our ability to seek and obtain regulatory approvals, including with respect to the indications we are seeking;
●	the successful commercialization of our product candidates; and
●	market acceptance of our products.

All of our existing product candidates are in early stages of development. It will be several years, if ever, until we have a commercial drug product available for resale. If we do not successfully develop and commercialize these products, we will not achieve revenues or profitability in the foreseeable future, if at all. If we are unable to generate revenues or achieve profitability, we may be unable to continue our operations.

We are a development stage company with a limited operating history, making it difficult for you to evaluate our business and your investment.

We are in the development stage and our operations and the development of our proposed products are subject to all of the risks inherent in the establishment of a new business enterprise, including but not limited to:

●	the absence of an operating history;
●	the lack of commercialized products;
●	insufficient capital;
●	expected substantial and continual losses for the foreseeable future;
●	limited experience in dealing with regulatory issues;
●	the lack of manufacturing experience and limited marketing experience;
●	an expected reliance on third parties for the development and commercialization of our proposed products;
●	a competitive environment characterized by numerous, well-established and well capitalized competitors; and
●	reliance on key personnel.

Because we are subject to these risks, you may have a difficult time evaluating our business and your investment in our company.

Our ability to become profitable depends primarily on the following factors:

●	our ability to develop drugs, obtain approval for such drugs, and if approved, to successfully commercialize our nanoviricide drug;
●	our R&D efforts, including the timing and cost of clinical trials; and
●	our ability to enter into favorable alliances with third-parties who can provide substantial capabilities in clinical development, regulatory affairs, sales, marketing and distribution.

Even if we successfully develop and market our drug candidates, we may not generate sufficient or sustainable revenue to achieve or sustain profitability.

We have incurred significant operating losses and may not be profitable in the future, if ever.

As of June 30, 2011 we had a cash and cash equivalent balance of $9,224,023. The Company has incurred significant operating losses since its inception, resulting in a deficit accumulated during the development stage of $23,216,909 at June 30, 2011. Such losses are expected to continue for the foreseeable future and until such time, if ever, as the Company is able to attain sales levels sufficient to support its operations. Since May 12, 2010, the Company has consummated a number of Securities Purchase Agreements from an investor with net proceeds in the aggregate amount of $15,000,000 from the offering of shares of the Company’s Series B Convertible Preferred Stock.  The Company estimates that it has sufficient cash to support operations through December 31, 2012, at our current projected rate of spending.

S-11

We will need to raise substantial additional capital in the future to fund our operations and we may be unable to raise such funds when needed and on acceptable terms.

We currently do not have sufficient resources to complete the development and commercialization of any of our proposed products. As of June 30, 2011 we had a cash and cash equivalent balance of $9,224,023 which can support current operations through December 31, 2012, at our current projected rate of spending.  We estimate that we will need approximately an additional $10M to $15M over the next 18 months for further development of our pipeline.  These additional funds, if raised, will enable us to perform Toxicology Package Studies and additional efficacy studies necessary to prepare the full dataset required for filing our first Investigational New Drug Application (“IND”) with the US FDA on one of our drug candidates. The additional funds will also be needed to pay additional personnel, increased subcontract costs related to the expansion and further development of our drug pipeline, and for additional capital and operational expenditures required to file our first IND.

Further, we may incur additional costs in the upcoming eighteen months to construct or obtain facilities to support an initial new drug application filing with the FDA in accordance with our business plans.

As a result of the above sale of our company’s Series B Preferred Stock, our company has reserves in excess of $9,000,000. This will permit us to continue our operations and research and development for the next fifteen months, but not to fully execute the first phase of our company’s business plan. In the event that we cannot obtain acceptable financing, or that we are unable to secure additional financing on acceptable terms, we would be unable to complete development of our various drug candidates. This would necessitate implementing staff reductions and operational adjustments that would include reductions in the following business areas:

●	research and development programs;
●	preclinical studies and clinical trials; material characterization studies, regulatory processes;
●	establishment of our own laboratory or a search for third party marketing partners to market our products for us.

The amount of capital we may need will depend on many factors, including the:

●	progress, timing and scope of our research and development programs;
●	progress, timing and scope of our preclinical studies and clinical trials;
●	time and cost necessary to obtain regulatory approvals;
●	time and cost necessary to establish our own marketing capabilities or to seek marketing partners;
●	time and cost necessary to respond to technological and market developments;
●	changes made or new developments in our existing collaborative, licensing and
●	other commercial relationships; and
●	new collaborative, licensing and other commercial relationships that we may establish.

Our fixed expenses, such as rent, license payments and other contractual commitments, may increase in the future, as we may:

●	enter into leases for new facilities and capital equipment;
●	enter into additional licenses and collaborative agreements; and
●	incur additional expenses associated with being a public company.

S-12

We have limited experience in drug development and may not be able to successfully develop any drugs.

Until the formation of NanoViricide, Inc. our management and key personnel had no experience in pharmaceutical drug development and, consequently, may not be able to successfully develop any drugs. Our ability to achieve revenues and profitability in our business will depend, among other things, on our ability to:

●	develop products internally or obtain rights to them from others on favorable terms;
●	complete laboratory testing and human studies;
●	obtain and maintain necessary intellectual property rights to our products;
●	successfully complete regulatory review to obtain requisite governmental agency approvals
●	enter into arrangements with third parties to manufacture our products on our behalf; and
●	enter into arrangements with third parties to provide sales and marketing functions.

Development of pharmaceutical products is a time-consuming process, subject to a number of factors, many of which are outside of our control. Consequently, we can provide no assurance of the successful and timely development of new drugs.

Our drug candidates are in their developmental stage. Further development and extensive testing will be required to determine their technical feasibility and commercial viability. Our success will depend on our ability to achieve scientific and technological advances and to translate such advances into reliable, commercially competitive drugs on a timely basis. Drugs that we may develop are not likely to be commercially available for a few years. The proposed development schedules for our drug candidates may be affected by a variety of factors, including technological difficulties, proprietary technology of others, and changes in government regulation, many of which will not be within our control. Any delay in the development, introduction or marketing of our drug candidates could result either in such drugs being marketed at a time when their cost and performance characteristics would not be competitive in the marketplace or in the shortening of their commercial lives. In light of the long-term nature of our projects, the unproven technology involved and the other factors described elsewhere in “Risk Factors”, we may not be able to complete successfully the development or marketing of any drugs.

We may fail to successfully develop and commercialize our drug candidates because they:

●	are found to be unsafe or ineffective in clinical trials;
●	do not receive necessary approval from the FDA or foreign regulatory agencies;
●	fail to conform to a changing standard of care for the diseases they seek to treat; or
●	are less effective or more expensive than current or alternative treatment methods.

Drug development failure can occur at any stage of clinical trials and as a result of many factors and there can be no assurance that we or our collaborators will reach our anticipated clinical targets. Even if we or our collaborators complete our clinical trials, we do not know what the long-term effects of exposure to our drug candidates will be. Furthermore, our drug candidates may be used in combination with other treatments and there can be no assurance that such use will not lead to unique safety issues. Failure to complete clinical trials or to prove that our drug candidates are safe and effective would have a material adverse effect on our ability to generate revenue and could require us to reduce the scope of or discontinue our operations.

We must comply with significant and complex government regulations, compliance with which may delay or prevent the commercialization of our drug candidates.

The R&D, manufacture and marketing of drug candidates are subject to regulation, primarily by the FDA in the United States and by comparable authorities in other countries. These national agencies and other federal, state, local and foreign entities regulate, among other things, R&D activities (including testing in primates and in humans) and the testing, manufacturing, handling, labeling, storage, record keeping, approval, advertising and promotion of the products that we are developing. Noncompliance with applicable requirements can result in various adverse consequences, including approval delays or refusals to approve drug licenses or other applications, suspension or termination of clinical investigations, revocation of approvals previously granted, fines, criminal prosecution, recalls or seizures of products, injunctions against shipping drugs and total or partial suspension of production and/or refusal to allow a company to enter into governmental supply contracts.

S-13

The process of obtaining FDA approval has historically been costly and time consuming. Current FDA requirements for a new human drug or biological product to be marketed in the United States include: (1) the successful conclusion of pre-clinical laboratory and animal tests, if appropriate, to gain preliminary information on the product’s safety; (2) filing with the FDA of an IND application to conduct human clinical trials for drugs or biologics; (3) the successful completion of adequate and well-controlled human clinical investigations to establish the safety and efficacy of the product for its recommended use; and (4) filing by a company and acceptance and approval by the FDA of a New Drug Application, or NDA, for a drug product or a biological license application, or BLA, for a biological product to allow commercial distribution of the drug or biologic. A delay in one or more of the procedural steps outlined above could be harmful to us in terms of getting our drug candidates through clinical testing and to market.

The FDA reviews the results of the clinical trials and may order the temporary or permanent discontinuation of clinical trials at any time if it believes the drug candidate exposes clinical subjects to an unacceptable health risk. Investigational drugs used in clinical studies must be produced in compliance with current good manufacturing practice, or GMP, rules pursuant to FDA regulations.

Sales outside the United States of products that we develop will also be subject to regulatory requirements governing human clinical trials and marketing for drugs and biological products and devices. The requirements vary widely from country to country, but typically the registration and approval process takes several years and requires significant resources. In most cases, even if the FDA has not approved a product for sale in the United States, the product may be exported to any country if it complies with the laws of that country and has valid marketing authorization by the appropriate authority. There are specific FDA regulations that govern this process.

We also are subject to the following risks and obligations, related to the approval of our products:

●	The FDA or foreign regulators may interpret data from pre-clinical testing and clinical trials in different ways than we interpret them.
●
If regulatory approval of a product is granted, the approval may be limited to specific indications or limited with respect to its distribution. In addition, many foreign countries control pricing and coverage under their respective national social security systems.

●	The FDA or foreign regulators may not approve our manufacturing processes or manufacturing facilities.
●	The FDA or foreign regulators may change their approval policies or adopt new regulations.
●
Even if regulatory approval for any product is obtained, the marketing license will be subject to continual review, and newly discovered or developed safety or effectiveness data may result in suspension or revocation of the marketing license.

●
If regulatory approval of the product candidate is granted, the marketing of that product would be subject to adverse event reporting requirements and a general prohibition against promoting products for unapproved or “off-label” uses.

●
In some foreign countries, we may be subject to official release requirements that require each batch of the product we produce to be officially released by regulatory authorities prior to its distribution by us.

●	We will be subject to continual regulatory review and periodic inspection and approval of manufacturing modifications, including compliance with current GMP regulations.

We can provide no assurance that our drug candidates will obtain regulatory approval or that the results of clinical studies will be favorable.

The work-plan we have developed for the next twelve months is planned to enable us to file a pre-IND application for our influenza and HIV drugs in the fiscal year ending June 30, 2012.  We believe that this work-plan will lead us to obtain certain information about the safety and efficacy of our influenza and HIV drugs. We need to be able to undertake further studies in animal models to obtain necessary data regarding the pharmaco-kinetic and pharmaco-dynamic profiles of our drug candidates. The data will then be used to file an IND application, towards the goal of obtaining FDA approval for testing the drugs in human patients.

S-14

The testing, marketing and manufacturing of any product for use in the United States will require approval from the FDA. We cannot predict with any certainty the amount of time necessary to obtain such FDA approval and whether any such approval will ultimately be granted Preclinical and clinical trials may reveal that one or more products are ineffective or unsafe, in which event further development of such products could be seriously delayed or terminated. Moreover, obtaining approval for certain products may require testing on human subjects of substances whose effects on humans are not fully understood or documented. Delays in obtaining FDA or any other necessary regulatory approvals of any proposed drug and failure to receive such approvals would have an adverse effect on the drug’s potential commercial success and on our business, prospects, financial condition and results of operations. In addition, it is possible that a proposed drug may be found to be ineffective or unsafe due to conditions or facts that arise after development has been completed and regulatory approvals have been obtained. In this event, we may be required to withdraw such proposed drug from the market. To the extent that our success will depend on any regulatory approvals from government authorities outside of the United States that perform roles similar to that of the FDA, uncertainties similar to those stated above will also exist.

Even if we obtain regulatory approvals, our marketed drug candidates will be subject to ongoing regulatory review. If we fail to comply with continuing U.S. and foreign regulations, we could lose our approvals to market these drugs and our business would be seriously harmed.

Following any initial regulatory approval of any drugs we may develop, we will also be subject to continuing regulatory review, including the review of adverse experiences and clinical results that are reported after our drug candidates are made commercially available. This would include results from any post-marketing tests or vigilance required as a condition of approval. The manufacturer and manufacturing facilities we use to make any of our drug candidates will also be subject to periodic review and inspection by the FDA. The discovery of any previously unknown problems with the drug, manufacturer or facility may result in restrictions on the drug or manufacturer or facility, including withdrawal of the drug from the market. If we are required to withdraw all or more of our drugs from the market, we may be unable to continue revenue generating operations. We do not have, and currently do not intend to develop, the ability to manufacture material for our clinical trials or on a commercial scale. Reliance on third-party manufacturers entails risks to which we would not be subject if we manufactured drugs ourselves, including reliance on the third-party manufacturer for regulatory compliance. Our drug promotion and advertising is also subject to regulatory requirements and continuing FDA review.

Development of our drug candidates requires a significant investment in R&D. Our R&D expenses in turn, are subject to variation based on a number of factors, many of which are outside of our control. A sudden or significant increase in our R&D expenses could materially and adversely impact our results of operations.

We have expended $14,245,218 on research and development from inception through June 30, 2011.

We have an R&D and other costs budget of $5,000,000 for the next 12 months. In the last three years we have established lead compounds against a number of viral diseases and completed proof of principle studies against a number of viral diseases. We now have lead drug compounds against all Influenzas, HIV, Viral diseases of the Eye, and Oral and Genital Herpes. We are currently working on identifying and establishing collaborations with pharmaceutical companies as well as government institutions for the purpose of co-development of these products. Notwithstanding these efforts, we will continue the development of these drugs, as well as our other drug development endeavors that include Rabies, Dengue viruses, and Ebola/Marburg viruses.

The Company has the cash on hand to complete the budgeted R&D work through December 31, 2012. Should the pre-clinical studies of our Influenza, HIV, Viral diseases of the Eye, and Oral and Genital Herpes drugs meet managements expectations the Company will require substantial additional funding to take any one or more of these drugs into IND filing(s) with the FDA. The Company may require additional capital  for the costs of hiring additional scientific staff and consulting firms to assist with FDA compliance, material characterization, pharmaco-kinetic, pharmaco-dynamic and toxicology studies required for filing an IND and for clinical studies.

S-15

The Company will be unable to proceed with its business plan beyond December 31, 2012, without obtaining additional financing of approximately $3 - $5 million to support its budgeted Research and Development and other costs.

Because we expect to expend substantial resources on R&D, our success depends in large part on the results as well as the costs of our R&D. A failure in our R&D efforts or substantial increase in our R&D expenses would adversely affect our results of operations. R&D expenditures are uncertain and subject to much fluctuation. Factors affecting our R&D expenses include, but are not limited to:

●	the number and outcome of clinical studies we are planning to conduct; for example, our R&D expenses may increase based on the number of late-stage clinical studies that we may be required to conduct;
●
the number of drugs entering into pre-clinical development from research; for example, there is no guarantee that internal research efforts will succeed in generating sufficient data for us to make a positive development decision;

●
licensing activities, including the timing and amount of related development funding or milestone payments; for example, we may enter into agreements requiring us to pay a significant up-front fee for the purchase of in-process R&D that we may record as R&D expense.

We have no experience in conducting or supervising clinical trials and must outsource all clinical trials.

We have no experience in conducting or supervising clinical trials that must be performed to obtain data to submit in concert with applications for approval by the Food and Drug Administration ("FDA"). The regulatory process to obtain approval for drugs for commercial sale involves numerous steps. Drugs are subjected to clinical trials that allow development of case studies to examine safety, efficacy, and other issues to ensure that sale of drugs meets the requirements set forth by various governmental agencies, including the FDA. In the event that our protocols do not meet standards set forth by the FDA, or that our data is not sufficient to allow such trials to validate our drugs in the face of such examination, we might not be able to meet the requirements that allow our drugs to be approved for sale.

Because we have no experience in conducting or supervising clinical trials, we must outsource our clinical trials to third parties. We have no control over their compliance with procedures and protocols used to complete clinical trails in accordance with standards required by the agencies that approve drugs for sale. If these subcontractors fail to meet these standards, the validation of our drugs would be adversely affected, causing a delay in our ability to meet revenue-generating operations

We are subject to risks inherent in conducting clinical trials. The risk of non compliance with FDA-approved good clinical practices by clinical investigators, clinical sites, or data management services could delay or prevent us from developing or ever commercializing our drug candidates.

Agreements with clinical investigators and medical institutions for clinical testing and with other third parties for data management services place substantial responsibilities on these parties, which could result in delays in, or termination of, our clinical trials if these parties fail to perform as expected. For example, if any of our clinical trial sites fail to comply with FDA-approved good clinical practices, we may be unable to use the data gathered at those sites. If these clinical investigators, medical institutions or other third parties do not carry out their contractual duties or obligations or fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to their failure to adhere to our clinical protocols or for other reasons, our clinical trials may be extended, delayed or terminated, and we may be unable to obtain regulatory approval for or successfully commercialize our drug candidates.

We or regulators may suspend or terminate our clinical trials for a number of reasons. We may voluntarily suspend or terminate our clinical trials if at any time we believe that they present an unacceptable risk to the patients enrolled in our clinical trials. In addition, regulatory agencies may order the temporary or permanent discontinuation of our clinical trials at any time if they believe that the clinical trials are not being conducted in accordance with applicable regulatory requirements or that they present an unacceptable safety risk to the patients enrolled in our clinical trials.

Our clinical trial operations will be subject to regulatory inspections at any time. If regulatory inspectors conclude that we or our clinical trial sites are not in compliance with applicable regulatory requirements for conducting clinical trials, we may receive reports of observations or warning letters detailing deficiencies, and we will be required to implement corrective actions. If regulatory agencies deem our responses to be inadequate, or are dissatisfied with the corrective actions that we or our clinical trial sites have implemented, our clinical trials may be temporarily or permanently discontinued, we may be fined, we or our investigators may be precluded from conducting any ongoing or any future clinical trials, the government may refuse to approve our marketing applications or allow us to manufacture or market our drug candidates or we may be criminally prosecuted. If we are unable to complete clinical trials and have our products approved due to our failure to comply with regulatory requirements, we will be unable to commence revenue generating operations.

S-16

Efforts of government and third-party payors to contain or reduce the costs of health care may adversely affect our revenues even if we were to develop an FDA approved drug.

Our ability to earn sufficient returns on our drug candidates may depend in part on the extent to which government health administration authorities, private health coverage insurers and other organizations will provide reimbursement for the costs of such drugs and related treatments. Significant uncertainty exists as to the reimbursement status of newly approved health care drugs, and we do not know whether adequate third-party coverage will be available for our drug candidates. If our current and proposed drugs are not considered cost-effective, reimbursement to the consumers may not be available or sufficient to allow us to sell drugs on a competitive basis. The failure of the government and third-party payors to provide adequate coverage and reimbursement rates for our drug candidates could adversely affect the market acceptance of our drug candidates, our competitive position and our financial performance.

If we fail to comply with applicable continuing regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approval, product recalls and seizures, operating restrictions and criminal prosecutions.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information. Disclosure of our trade secrets or proprietary information could compromise any competitive advantage that we have.

We depend upon confidentiality agreements with our officers, employees, consultants, and subcontractors to maintain the proprietary nature of the technology. These measures may not afford us sufficient or complete protection, and may not afford an adequate remedy in the event of an unauthorized disclosure of confidential information. In addition, others may independently develop technology similar to ours, otherwise avoiding the confidentiality agreements, or produce patents that would materially and adversely affect our business, prospects, financial condition, and results of operations.

We will rely upon licensed patents to protect our technology. We may be unable to obtain or protect such intellectual property rights, and we may be liable for infringing upon the intellectual property rights of others.

Our ability to compete effectively will depend on our ability to maintain the proprietary nature of our technologies and the proprietary technology of others with which we have entered into licensing agreements. We have exclusively licensed patent applications from TheraCour Pharma, Inc and expect to file patents of our own in the coming years. There can be no assurance that any of these patent applications will ultimately result in the issuance of a patent with respect to the technology owned by us or licensed to us. The patent position of pharmaceutical or biotechnology companies, including ours, is generally uncertain and involves complex legal and factual considerations. The standards that the United States Patent and Trademark Office use to grant patents are not always applied predictably or uniformly and can change. There is also no uniform, worldwide policy regarding the subject matter and scope of claims granted or allowable in pharmaceutical or biotechnology patents. Accordingly, we do not know the degree of future protection for our proprietary rights or the breadth of claims that will be allowed in any patents issued to us or to others. Further, we rely on a combination of trade secrets, know-how, technology and nondisclosure, and other contractual agreements and technical measures to protect our rights in the technology. If any trade secret, know-how or other technology not protected by a patent were to be disclosed to or independently developed by a competitor, our business and financial condition could be materially adversely affected.

We do not believe that any of the drug candidates we are currently developing infringe upon the rights of any third parties nor are they infringed upon by third parties; however, there can be no assurance that our technology will not be found in the future to infringe upon the rights of others or be infringed upon by others. In such a case, others may assert infringement claims against us, and should we be found to infringe upon their patents, or otherwise impermissibly utilize their intellectual property, we might be forced to pay damages, potentially including treble damages, if we are found to have willfully infringed on such parties’ patent rights. In addition to any damages we might have to pay, we may be required to obtain licenses from the holders of this intellectual property, enter into royalty agreements, or redesign our drug candidates so as not to utilize this intellectual property, each of which may prove to be uneconomical or otherwise impossible. Conversely, we may not always be able to successfully pursue our claims against others that infringe upon our technology and the technology exclusively licensed from the TheraCour Pharma Inc. Thus, the proprietary nature of our technology or technology licensed by us may not provide adequate protection against competitors.

S-17

Moreover, the cost to us of any litigation or other proceeding relating to our patents and other intellectual property rights, even if resolved in our favor, could be substantial, and the litigation would divert our management’s efforts. Uncertainties resulting from the initiation and continuation of any litigation could limit our ability to continue our operations.

Other companies or organizations may assert patent rights that prevent us from developing and commercializing our drug candidates.

We are in a relatively new scientific field that has generated many different patent applications from organizations and individuals seeking to obtain important patents in the field. Because the field is so new, very few of these patent applications have been fully processed by government patent offices around the world, and there is a great deal of uncertainty about which patents will issue, when, to whom, and with what claims. It is likely that there will be significant litigation and other proceedings, such as interference proceedings in various patent offices, relating to patent rights in the field. Others may attempt to invalidate our patents or other intellectual property rights. Even if our rights are not directly challenged, disputes among third parties could lead to the weakening or invalidation of those intellectual property rights.

Thus, it is possible that one or more organizations will hold patent rights to which we will need a license. Any license required under any patent may not be made available on commercially acceptable terms, if at all. In addition, such licenses are likely to be non-exclusive and, therefore, our competitors may have access to the same technology licensed to us. If we fail to obtain a required license and are unable to design around a patent, we may be unable to effectively market some of our technology and drug candidates, which could limit our ability to generate revenues or achieve profitability and possibly prevent us from generating revenue sufficient to sustain our operations.

We are dependent upon TheraCour Pharma Inc. for the rights to develop the products we intend to sell.

Our ability to develop, manufacture and sell the products our company plans to develop is derived from our “Material Licensing Agreement” with TheraCour Pharma Inc (“TheraCour”). While we hold the license in perpetuity, the Agreement may be terminated by TheraCour as a result of: the insolvency or bankruptcy proceedings by or against our company, a general assignment by our company to is creditors, the dissolution of our company, cessation by our company of business operations for ninety (90) days or more or the commencement by our company or an affiliate to challenge or invalidate the issued patents.

Our company does not hold the rights to any other patents nor does our company conduct its own research and development to develop other products to manufacture and sell. If our company’s Agreement with TheraCour is terminated, it is unlikely we will be able to commence revenue-generating operations or that our company could continue operating at all

We lack suitable facilities for certain preclinical and clinical testing; reliance on third parties

Our company does not have facilities that could be used to conduct preclinical and clinical testing. We expect to contract with third parties to conduct all clinical testing required to obtain approvals for any drugs that we might develop. We currently outsource all clinical testing to third parties and are reliant on the services of these third parties to conduct studies on our behalf. If we are unable to continue with or retain third parties for these purposes on acceptable terms, we may be unable to successfully develop our proposed products. In addition, any failures by third parties to adequately perform their responsibilities may delay the submission of our proposed products for regulatory approval, impair our ability to deliver our products on a timely basis or otherwise impair our competitive position.

S-18

We have limited manufacturing experience

Our company has never manufactured products in the highly regulated environment of pharmaceutical manufacturing. There are numerous regulations and requirements that must be maintained to obtain licensure and the permits required to commence manufacturing, as well as additional requirements to continue manufacturing pharmaceutical products. We do not own or lease facilities currently that could be used to manufacture any products that might be developed by our company, nor do we have the resources at this time to acquire or lease suitable facilities.

We have no sales and marketing personnel.

We are an early stage development Company with limited resources. We do not currently have any products available for sale, so have not secured sales and marketing staff at this early stage of operations. We cannot generate sales without sales or marketing staff and must rely on officers to provide any sales or marketing services until such staff are secured, if ever.

Even if we were to successfully develop approvable drugs, we will not be able to sell these drugs if we or our third party manufacturers fail to comply with manufacturing regulations.

If we were to successfully develop approvable drugs, before we can begin selling these drugs, we must obtain regulatory approval of our manufacturing facility and process or the manufacturing facility and process of the third party or parties with whom we may outsource our manufacturing activities. In addition, the manufacture of our products must comply with the FDA's current Good Manufacturing Practices regulations, commonly known as GMP regulations. The GMP regulations govern quality control and documentation policies and procedures. Our manufacturing facilities, if any in the future, and the manufacturing facilities of our third party manufacturers will be continually subject to inspection by the FDA and other state, local and foreign regulatory authorities, before and after product approval. We cannot guarantee that we, or any potential third party manufacturer of our products, will be able to comply with the GMP regulations or other applicable manufacturing regulations.

With our limited resources, we may be unable to effectively manage growth.

As of the date of this filing, we have five employees and several consultants and independent contractors. The only consultant/contractor that we consider critical to our company is TheraCour, discussed in the next risk factor. All third party contractors are considered by our company important but not critical as they are replaceable with moderate difficulty. While our company’s current operations cause it to be unlikely that we will need to grow and hire additional consultants, contractors or employees, if future preclinical studies of our nanoviricide drugs and technology show significant improvements in efficacy over existing drugs, we intend to expand our operations and staff materially. At that time our new employees may include a number of key managerial, technical, financial, R&D and operations personnel who will not have been fully integrated into our operations. We would expect the expansion of our business to place a significant strain on our limited managerial, operational and financial resources. We have no experience in integrating multiple employees. Therefore, there is a substantial risk that we will not be able to integrate new employees into our operations which would have a material adverse effect on our business, prospects, financial condition and results of operations.

We license our core technology from TheraCour Pharma Inc. and we are dependent upon them as they have exclusive development rights. If we lose the right to utilize any of the proprietary information that is the subject of this license agreement, we may incur substantial delays and costs in development of our drug candidates.

Our company has entered into a Material License Agreement with TheraCour Pharma, Inc. (“TheraCour”) (an approximately 25% shareholder of our company’s common stock) whereby TheraCour has exclusive rights to develop exclusively for us, the materials that comprise the core drugs of our planned business. TheraCour is a development stage company with limited financial resources and needs our company’s progress payments to further the development of the nanoviricides. Our company controls the research and work TheraCour performs on its behalf and no costs may be incurred without the prior authorization or approval of our company.

S-19

Development costs charged by and paid to TheraCour Pharma, Inc. was $3,651,974 since inception through June 30, 2011.  No royalties are due to TheraCour from our company’s inception through June 30, 2011.

We depend on TheraCour and other third parties to perform manufacturing activities effectively and on a timely basis. If these third parties fail to perform as required, this could impair our ability to deliver our products on a timely basis or cause delays in our clinical trials and applications for regulatory approval, and these events could harm our competitive position and adversely affect our ability to commence revenue generating operations. The manufacturing process for pharmaceutical products is highly regulated, and regulators may shut down manufacturing facilities that they believe do not comply with regulations. We and our manufacturers are subject to the FDA’s current Good Manufacturing Practices, which are extensive regulations governing manufacturing processes, stability testing, record-keeping and quality standards and similar regulations are in effect in other countries. In addition, our manufacturing operations are subject to routine inspections by regulatory agencies.

Our collaborative relationships with third parties could cause us to expend significant resources and incur substantial business risk with no assurance of financial return.

We anticipate substantial reliance upon strategic collaborations for marketing and the commercialization of our drug candidates and we may rely even more on strategic collaborations for R&D of our other drug candidates. Our business depends on our ability to sell drugs to both government agencies and to the general pharmaceutical market. Offering our drug candidates for applications to government agencies does not require us to develop new sales, marketing or distribution capabilities beyond those already existing in the company. Selling antiviral drugs, however, does require such development. We plan to sell antiviral drugs through strategic partnerships with pharmaceutical companies. If we are unable to establish or manage such strategic collaborations on terms favorable to us in the future, our revenue and drug development may be limited. To date, we have not entered into any strategic collaborations with third parties capable of providing these services. In addition, we have not yet marketed or sold any of our drug candidates or entered into successful collaborations for these services in order to ultimately commercialize our drug candidates.

If we determine to enter into R&D collaborations during the early phases of drug development, our success will in part depend on the performance of our research collaborators. We will not directly control the amount or timing of resources devoted by our research collaborators to activities related to our drug candidates. Our research collaborators may not commit sufficient resources to our programs. If any research collaborator fails to commit sufficient resources, our preclinical or clinical development programs related to this collaboration could be delayed or terminated. Also, our collaborators may pursue existing or other development-stage products or alternative technologies in preference to those being developed in collaboration with us. Finally, if we fail to make required milestone or royalty payments to our collaborators or to observe other obligations in our agreements with them, our collaborators may have the right to terminate those agreements.

Manufacturers producing our drug candidates must follow current GMP regulations enforced by the FDA and foreign equivalents. If a manufacturer of our drug candidates does not conform to the current GMP regulations and cannot be brought up to such a standard, we will be required to find alternative manufacturers that do conform. This may be a long and difficult process, and may delay our ability to receive FDA or foreign regulatory approval of our drug candidates and cause us to fall behind on our business objectives.

Establishing strategic collaborations is difficult and time-consuming. Our discussion with potential collaborators may not lead to the establishment of collaborations on favorable terms, if at all. Potential collaborators may reject collaborations based upon their assessment of our financial, regulatory or intellectual property position. Even if we successfully establish new collaborations, these relationships may never result in the successful development or commercialization of our drug candidates or the generation of sales revenue. To the extent that we enter into collaborative arrangements, our drug revenues are likely to be lower than if we directly marketed and sold any drugs that we may develop.

Management of our relationships with our collaborators will require:

●	significant time and effort from our management team;
●	coordination of our marketing and R&D programs with the marketing and R&D priorities of our collaborators; and
●	effective allocation of our resources to multiple projects.

S-20

We employ the use of certain chemical and biological agents and compounds that may be deemed hazardous and we are therefore subject to various environmental laws and regulations. Compliance with these laws and regulations may result in significant costs, which could materially reduce our ability to become profitable.

We use hazardous materials, including chemicals and biological agents and compounds that could be dangerous to human health and safety or the environment. As appropriate, we safely store these materials and wastes resulting from their use at our laboratory facility pending their ultimate use or disposal. We contract with a third party to properly dispose of these materials and wastes. We are subject to a variety of federal, state and local laws and regulations governing the use, generation, manufacture, storage, handling and disposal of these materials and wastes. We may incur significant costs complying with environmental laws and regulations adopted in the future.

If we use biological and hazardous materials in a manner that causes injury, we may be liable for damages.

Our R&D and manufacturing activities will involve the use of biological and hazardous materials. Although we believe our safety procedures for handling and disposing of these materials comply with federal, state and local laws and regulations, we cannot entirely eliminate the risk of accidental injury or contamination from the use, storage, handling or disposal of these materials. We carry $1,000,000 casualty and general liability insurance policies. Accordingly, in the event of contamination or injury, we could be held liable for damages or penalized with fines in an amount exceeding our resources and insurance coverage, and our clinical trials or regulatory approvals could be suspended.

We may not be able to attract and retain highly skilled personnel.

Our ability to attract and retain highly skilled personnel is critical to our operations and expansion. We face competition for these types of personnel from other pharmaceutical companies and more established organizations, many of which have significantly larger operations and greater financial, technical, human and other resources than us. We may not be successful in attracting and retaining qualified personnel on a timely basis, on competitive terms, or at all. If we are not successful in attracting and retaining these personnel, our business, prospects, financial condition and results of operations will be materially and adversely affected.

We depend upon our senior management and their loss or unavailability could put us at a competitive disadvantage.

We currently depend upon the efforts and abilities of our management team. The loss or unavailability of the services of any of these individuals for any significant period of time could have a material adverse effect on our business, prospects, financial condition and results of operations. We have not obtained, do not own, nor are we the beneficiary of key-person life insurance.

There are conflicts of interest among our officers, directors and stockholders.

Certain of our executive officers and directors and their affiliates are engaged in other activities and have interests in other entities on their own behalf or on behalf of other persons. Neither we nor our stockholders will have any rights in these ventures or their income or profits. Specifically, Anil Diwan owns approximately 70% of the capital stock of TheraCour Pharma, Inc. which owns approximately twenty-three percent (23%) of our Common Stock, provides our company the nanomaterials with which it intends to develop its products and is the holder of the intellectual property rights our company uses to conduct its operations. While our company is not aware of any conflict that has arisen or any transaction which has not been conducted on an arm’s length basis to date, Dr. Diwan may have conflicting fiduciary duties between our company and TheraCour.

Currently, our company does not have any policy in place to deal with such should such a conflict arise.  In particular:

●	Our executive officers or directors or their affiliates may have an economic interest in, or other business relationship with, partner companies that invest in us.

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●	Our executive officers or directors or their affiliates have interests in entities that provide products or services to us.

In any of these cases:

●	Our executive officers or directors may have a conflict between our current interests and their personal financial and other interests in another business venture.
●	Our executive officers or directors may have conflicting fiduciary duties to us and the other entity.
●
The terms of transactions with the other entity may not be subject to arm’s length negotiations and therefore may be on terms less favorable to us than those that could be procured through arm’s length negotiations.

USE OF PROCEEDS

The gross proceeds from the sale of our Series B Preferred Stock will be $2.5 million following the Initial Closing, of which  the Company expects the net proceeds to be approximately $2.32 million.  We intend to use the net proceeds for working capital and general corporate purposes, which may include, without limitation, engaging in acquisitions or other business combinations.  We do not have any specific plans for acquisitions or other business combinations at this time.  Our management will retain broad discretion in the allocation of the net proceeds from this offering.

SECURITIES PURCHASE AGREEMENT

The securities in this offering are being issued pursuant to a securities purchase agreement between the investor and us.  You should review a copy of the securities purchase agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be filed with the Commission, for a complete description of the terms and conditions applicable to the offering.  The following is a brief summary of the securities purchase agreement and is subject in all respects to the provisions contained in the securities purchase agreement.

On November 1, 2011, we entered into a Securities Purchase Agreement (the “Agreement”) with Seaside 88, LP (“Seaside”). At an initial closing (the “Initial Closing’) on November 1, 2011 (the “Initial Closing Date”) under the Agreement, Seaside purchased 250,000 shares of our Series B Preferred Stock at a price of $10 per share for gross proceeds to us of $2.5 million. The Agreement provides that Seaside will purchase an additional 250,000 shares of Series B Preferred Stock on the same terms and subject to the same conditions as the Initial Closing under the Agreement at a subsequent closing (the “Subsequent Closing”) to occur 14 weeks following the Initial Closing Date (“Subsequent Closing Date”), assuming all conditions to such Subsequent Closing have been satisfied or waived.

As described in the Agreement, 40,000 shares of the Series B Preferred Stock (or such lesser number that remains unconverted) will automatically convert commencing on each of the Initial Closing Date and the Subsequent Closing Date, and every 14th day thereafter, subject to certain limitations and qualifications, into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Each share of Series B Preferred Stock converts into that number of shares of Common Stock that results from dividing the Purchase Price by the lower of (i) the daily volume weighted average of actual trading prices of the Common Stock on the trading market (the “VWAP”) for the 10 consecutive trading days immediately prior to a conversion date multiplied by 0.85 and (ii) the VWAP for the trading day immediately prior to a conversion date multiplied by 0.88.

The Series B Preferred Stock accrues dividends at the rate per annum of 10% per share.  The dividend can be paid in either cash or in shares of our Common Stock at a 15% discount to the 10 day- VWAP immediately preceding the dividend date.  Dividends are payable at each conversion date.

In no event will a conversion of the Series B Preferred Stock into Common Stock occur if the VWAP of the Common Stock during the 20-day trading period immediately preceding a conversion date does not exceed a floor of $0.20 or the registration statement with respect to the shares of Common Stock being issued upon conversion is not in effect.  If a conversion fails to occur because the registration statement is not in effect, Seaside has available to it certain redemption rights as described in the Certificate of Designation, Rights and Preferences for the Series B Preferred Stock, as amended (the “Certificate of Designation”). If a conversion fails to occur because the floor has not been met, the shares not converted on such conversion date are added to the shares to be converted on the following conversion date.

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The Agreement contains representations, warranties and covenants of each party.  It also contains comprehensive indemnification provisions provided by the Company in favor of Seaside and its related parties.  Moreover, the Agreement contains agreed upon remedies in the event of certain defaults.

Seaside has agreed not to engage in short sales of our Common Stock during the term of the Agreement.

DESCRIPTION OF SECURITIES

This prospectus supplement and the accompanying prospectus relate to the offering at the Initial Closing of 250,000 shares of our Series B Preferred Stock and the issuance of up to 2,500,000 shares of our Common Stock upon conversion of, and payable as dividends on, the Series B Preferred Stock acquired at such Initial Closing.

DESCRIPTION OF COMMON STOCK

General.  We are authorized to issue 300,000,000 shares of common stock, $.001 par value.  As of October 31, 2011, there were approximately 146,425,277 shares of common stock issued and outstanding held by approximately 6,000 holders of record.

The terms and circumstances of our issuance of common stock under this prospectus supplement is described under the section of this Prospectus Supplement entitled “Securities Purchase Agreement” above.

Voting Rights.  Each holder of common stock is entitled to one vote for each share held on all matters submitted to a vote of the stockholders.

Dividends.  Subject to the rights of the holders of any preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available for dividends.  We have not historically declared or paid cash dividends on our common stock.

Other Rights.  In the event of a liquidation, dissolution or winding up of us, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference, if any, of any then outstanding preferred stock.  Holders of our common stock are not entitled to preemptive rights and have no subscription, redemption or conversion privileges.  All outstanding shares of common stock are, and all shares of common stock issued by us under this prospectus supplement or that we may issue in an offering under the accompanying prospectus will be, fully paid and nonassessable.  The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which our board of directors has designated or may designate and that we are issuing under this prospectus supplement or that we may issue in one or more offerings under the accompanying prospectus or at other times in the future.

Transfer Agent and Registrar.  The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, (303) 282-4800.

Listing.  Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol “NNVC.OB.”  Any common stock we sell under this prospectus supplement or the accompanying prospectus, as it may be further supplemented, will be listed on the Over-the-Counter Bulletin Board.

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DESCRIPTION OF PREFERRED STOCK

General.  We are authorized to issue up to 20,000,000 shares of preferred stock in one or more series, with such designations, preferences and relative, participating, option and other special rights, qualifications, limitations or restrictions as determined by our board of directors, without any further vote or action by our stockholders, including dividend rights, conversion rights, voting rights, redemption rights and terms of redemption and liquidation preferences.  On February 15, 2010, our board had designated an aggregate of 10,000,000 shares of preferred stock as Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and 7,937,500 shares of Series A Preferred Stock are issued or outstanding.  On May 11, 2010, our board designated an aggregate of 1,000,000 shares of preferred stock as Series B Convertible Preferred Stock (“Series B Preferred Stock”).  On March 31, 2011, our board authorized an increase to 2,000,000 in the number of authorized shares of Series B Preferred Stock.  Since May 12, 2010, we have issued an aggregate of 1,500,000 shares of Series B Preferred Stock to Seaside 88, L.P., all of which shares have been subsequently converted into shares of common stock.  No other shares of preferred stock are issued and outstanding.

Our board may fix the number of shares constituting any series and the designations of these series by adopting a certificate of designation relating to each series.  The prospectus supplement relating to each series will specify the terms of the preferred stock, including:

●	the number of shares we are offering;
●	the offering price for those shares;
●	the maximum number of shares in the series and the distinctive designation thereof;
●	the terms on which dividends will be paid, if any;
●	the terms on which the shares will be redeemed, if at all;
●	the liquidation preference, if any;
●	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;
●	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;
●	the voting rights, if any, on the shares of the series;
●	any securities exchange or market on which the shares will be listed; and
●	any other preferences and relative, participating, operation or other special rights or qualifications, limitations or restrictions of the shares

Our issuance of preferred stock may have the effect of delaying or preventing a change in control.  Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.  The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Series B Convertible Preferred Stock

The following is a brief description of the terms of the Series B Preferred Stock.  This summary does not purport to be complete in all respects.  This description is subject to and qualified in its entirety by reference to our Articles of Incorporation, as amended, which was filed as Exhibit 3.1 to our registration statement on Form 10-SB filed on November 14, 2006, and our Certificate of Designation of the Series B Preferred Stock, a form of which was filed as Exhibit 4.1 to our Form 8-K filed on May 12, 2010, as amended by the Amendment to Certificate of Designation of the Series B Preferred Stock, a form of which was filed as Exhibit 4.1 to our Form 8-K filed on September 21, 2010, as amended by the Amendment to Certificate of Designation of the Series B Preferred Stock, a form of which was filed as Exhibit 4.1 to our Form 8-K filed on April 19, 2011 and as amended and restated by the Amendment to Certificate of Designation of the Series B Preferred Stock, a form of which will be filed as an exhibit to our Form 8-K filed in connection with the Initial Closing.

Designation.  We have designated 2,000,000 shares, par value $0.001 per share, of Series B Convertible Preferred Stock.  1,500,000 shares of Series B Convertible Preferred Stock have previously been issued, 250,000 were issued at the Initial Closing and up to 250,000 shares will be issued at the Subsequent Closing scheduled to occur 14 weeks following the Initial Closing, assuming all conditions to such closings have been satisfied or waived by the parties.

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Automatic Conversion.  Subject to the conditions to conversion described below, commencing each of the Initial Closing Date and Subsequent Closing Date, and every 14 days thereafter, 40,000 shares of Series B Preferred Stock (or such lesser number that remains unconverted) shall be automatically converted into Common Stock. Each such share of Series B Preferred Stock will be converted into that number of shares of Common Stock that results from dividing the purchase price of the Series B Preferred Stock by a per share conversion price equal to the lower of a:

●	85% of the VWAP for our Common Stock during the 10 trading days immediately preceding the conversion date; or

●	88% 0f the VWAP for our Common Stock during the trading day immediately preceding the conversion date.

No automatic conversion shall occur at any time when the VWAP for our Common Stock for the 20 trading days immediately preceding conversion is below $0.20 per share. If a conversion fails to occur because the floor has not been met, the shares not converted on such conversion date will be added to the shares to be converted on the following conversion date.  Conversions will also not occur in the event the registration statement relating to such securities (the “Registration Statement”) is not in effect on the date of conversion.

Dividends.  The Series B Preferred Stock accrues dividends at the rate per annum of 10% per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock). Dividends shall accrue from day to day, on a cumulative basis and shall be payable on each conversion date either in cash or in Common Stock, at the Company’s option, so long as the Registration Statement remains effective.  The Common Stock issued as dividends on the Series B Preferred Stock shall be valued at a 15% discount to VWAP for our Common Stock during the 10 trading days immediately preceding the dividend date. Dividends that cannot be paid in Common Stock must be paid in cash.  In the event of a Trigger Event (as set forth below), the rate the Series B Preferred Stock dividends accrue shall automatically, without notice or the necessity of any action, increase to 18% from 10% per annum per share.

Voting Rights.  Except as set forth below, holders of the Series B Preferred Stock will not have any voting rights.  So long as any shares of the Series B Preferred Stock are outstanding, the holders of at least 66-2/3% of the shares of the Series B Preferred Stock at the time outstanding, voting as a separate class, shall be necessary for any action which:

●	alters or changes the rights, preferences or privileges of the Series B Preferred Stock;
●	creates any new class or series of shares having rights, preferences or privileges senior to or on parity with the Series B Preferred Stock;
●	increases or decreases the authorized number of shares of the Series B Preferred Stock;
●
results in the redemption or repurchase of 500,000 or more shares of Common Stock (other than pursuant to equity incentive agreements with service providers giving our company the right to repurchase shares upon the termination of services at prices at or below the price initially paid by the service provider);

●	amends or waives any provision of our Articles of Incorporation or By-laws in a manner adverse to the Series B Preferred Stock;
●	results in the payment or declaration of any dividend on any shares of Common Stock or the Company’s Series A Preferred Stock; or
●
results in the issuance of debt in excess of $500,000, except for debt incurred in the acquisition of equipment or real property and securitized by the equipment only, or such debt that does not have any rights prior to the Series B Preferred Stock.

Transferability. The Series B Preferred Stock is not subject to any contractual transfer restrictions.

Cash Redemption. If the Registration Statement is no longer in full force and effect, any outstanding shares of Series B Preferred Stock must be redeemed by the Company out of available funds at a price equal to the greater of $10.00 per share (as may be adjusted) or 115% of the VWAP on the trading day immediately preceding such redemption, plus, in either event, all accrued but unpaid dividends, in a lump sum payment within 10 days of the default.  If the Company does not have sufficient funds available to redeem all of the outstanding Series B Preferred Stock, the Company shall redeem the maximum amount of Series B Preferred Stock as is lawful out of funds legally available and shall redeem the remaining shares as soon as practicable.  There is no provision for the redemption of the Series B Preferred Stock for cash in the absence of a default.

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Liquidation Rights. The holders of the Series B Preferred Stock are not entitled to any distribution upon liquidation of our company.

Trigger Events. A “Trigger Event”, is an event, so long as shares of the Series B Preferred Stock remain outstanding, which may cause the number of shares of Series B Preferred Stock issued and outstanding to automatically increase by 5% and the dividend rate of the Series B Preferred Stock to increase from 10% to 18% per annum per share and includes: a default of any obligations of the Company under any agreement with a holder of the Series B Preferred Stock (a “Holder”), including with limitation, a breach of a representation, warranty, covenant or other obligation; a judgment against the Company or a default on an obligation to a third party in an amount (or cumulative combined amounts) of at least $500,000; the Company’s failure to maintain its status as a reporting company under the Exchange Act; the 20 VWAP falling below $0.20; the Company’s failure to maintain DWAC eligibility; the failure to deliver shares electronically when any shares of Common Stock issuable upon conversion of or paid as dividends on the Series B Preferred Stock are required to be delivered to a Holder; or the occurrence of any Event of Default (defined as the failure to provide written instructions to deliver the Common Stock issuable on conversion of the Series B Preferred Stock to the Company’s transfer agent for its Common Stock within two (2) Business Days of a conversion date and the Company’s voluntary or involuntary, or a third party’s, petition for bankruptcy protection for the Company or for an assignment of assets for benefit of the Company’s creditors).

PLAN OF DISTRIBUTION

Pursuant to our placement agency agreement, as amended (the “Placement Agency Agreement”), with Midtown Partners & Co., LLC (“Midtown”), we have retained Midtown to act as our placement agent in connection with this offering.  Midtown is not purchasing or selling any of the securities we are offering and is not required to arrange the purchase or sale of any specific number of securities or dollar amount, but Midtown has agreed to use best efforts to arrange for the sale of the securities.  The Placement Agency Agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the Placement Agency Agreement.  We have entered into a securities purchase agreement, as amended, directly with the investor in connection with this offering, and we will only sell to the investor who has entered into a securities purchase agreement.

On November 1, 2011, we entered into a Securities Purchase Agreement (the “Agreement”) with Seaside 88, LP (“Seaside”).  The Agreement requires us to issue and Seaside to buy an aggregate 500,000 shares of Series B Preferred Stock at two closings; 250,000 shares of our Series B Preferred Stock were issued and sold at an initial closing on November 1, 2011, and 250,000 shares of our Series B Preferred Stock will be issued and sold at a subsequent closing to occur 14 weeks following the initial closing.  At the initial closing, the subsequent closing and every 14th day thereafter, 40,000 shares of Series B Preferred Stock (or such lesser number that remains unconverted) will automatically convert into shares of our Common Stock. . Each such share of Series B Preferred Stock will be converted into that number of shares of Common Stock that results from dividing the purchase price of the Series B Preferred Stock by a per share conversion price equal to the lower of (i) a 85% of the volume-weighted average price (“VWAP”) for our Common Stock during the 10 trading days immediately preceding the conversion; and (ii) 88% of the VWAP for our Common Stock during the trading day immediately preceding the conversion.

In no event will a conversion of the Series B Preferred Stock into Common Stock occur if the VWAP of the Common Stock during the 20-day trading period immediately preceding the conversion date does not exceed a floor of $0.20 or the registration statement with respect to the shares of Common Stock being issued upon conversion is not in effect.  If a conversion fails to occur because the registration statement is not in effect, Seaside has available to it certain redemption rights as described in the Certificate of Designation. If a conversion fails to occur because the floor has not been met, the shares not converted on such conversion date will be added to the shares to be converted on the following conversion date.

We have agreed to indemnify and hold harmless Seaside and its related parties against certain liabilities in connection with the sale of our Series B Preferred Stock under the Agreement.  Moreover, we have agreed to certain remedies in the event of specified defaults under the Agreement.  We have also agreed to reimburse Seaside $25,000 for fees and expenses of its counsel in connection with the initial closing and $6,250 for fees and expenses of its counsel in connection with the subsequent closing.

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This is a brief summary of the material provisions of the Agreement and does not purport to be a complete statement of its terms and conditions.  A copy of the Agreement will be filed with the Commission and incorporated by reference into the registration statement of which this prospectus supplement forms a part.  See “Where You Can Find More Information” below.  You should also review a copy of the Agreement, which will be filed as an exhibit to a Current Report on Form 8-K with the Commission in connection with the Initial Closing, for a complete description of the terms and conditions applicable to the Common Stock.

Seaside may sell the Common Stock issuable upon conversion of the Series B Preferred Stock in one or more of the following methods from time to time:

●	through ordinary brokerage transactions and transactions in which the broker solicits purchasers;
●	directly to investors in privately negotiated transactions;
●
to a broker or dealer, including sales to a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus supplement and the accompanying prospectus;

●
through a block trade, which may involve crosses, in which the broker or dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents to the public or to investors;
●	to underwriters for resale to the public or to investors; or
●	through a combination of any of these methods of sale.

The securities may be sold from time to time in one or more transactions at:

●	fixed prices, which may be changed;
●	the prevailing market price at the time of sale;
●	varying prices determined at the time of sale; or
●	at negotiated prices.

Sales may be effected in transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in the over-the-counter market; or
●	any other method permitted pursuant to applicable law.

Seaside also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), provided that the criteria and requirements of that rule have been satisfied.

Seaside might be, and any broker-dealers that act in connection with the sale of securities may be, deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act.

We have agreed to pay Midtown a cash fee representing 6% of the gross purchase price paid for the Series B Preferred Stock.  In compliance with the guidelines of FINRA, the maximum consideration or discount to be received by the placement agent or any other FINRA member may not exceed 8% of the gross proceeds to us in this offering or any other offering in the United States.

The placement agency agreement with Midtown, was filed as Exhibit 1.1 to our Form 8-K filed on May 12, 2010, as subsequently amended by Amendment No.1, a form of which was filed as Exhibit 1.2 to our Form 8-K filed on April 19, 2011.

After deducting certain fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from the Initial Closing to be approximately $2.32 million.

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LEGAL MATTERS

The validity of our securities issuable hereunder has been passed upon for NanoViricides, Inc. by Tarter Krinsky & Drogin LLP, New York, New York.  Gracin & Marlow, LLP, New York, New York is acting as counsel for the placement agent in connection with various matters related to the securities offered hereby.

EXPERTS

The financial statements and the related financial statement schedule, incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the fiscal years ended June 30, 2011 and 2010 have been audited by Li & Company, PC, an independent registered public accounting firm, as stated in their report dated October 13, 2011, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any documents that we have filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room.  Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s website at http://www.sec.gov.

This prospectus supplement and accompanying prospectus are part of a registration statement (and amendments thereto) that we filed with the Commission.  This prospectus supplement and any subsequent prospectus supplements do not contain all of the information in the registration statement as permitted by the rules and regulations of the Commission.  You can obtain a copy of the registration statement from the Commission at the address listed above or from the Commission’s web site listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” some of the documents we file with it into this prospectus supplement  and accompanying prospectus, which means:

●	we can disclose important information to you by referring you to those documents;
●	the information incorporated by reference is considered to be part of this prospectus supplement; and
●	later information that we file with the Commission will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below, which were filed with the Commission under the Exchange Act:

●	our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, filed with the Commission on October 13, 2011
●
our Quarterly Report on Form 10-Q for the fiscal quarters ended September 30, 2010, December 31, 2010 and March 31, 2011, filed with the Commission on November 19, 2010, February 18, 2011 and May 20, 2011, respectively; and

●	our Current Reports on Form 8-K filed on September 22, 2011, October 18, 2011 and July 27, 2011.

All documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02 or Item 7.01 of Form 8-K, which information is not incorporated by reference herein), after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus supplement and to be part of this prospectus supplement from the date they are filed.  In addition, all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus supplement forms a part shall be deemed to be incorporated by reference in this prospectus supplement and to be part of this prospectus supplement from the date they are filed.

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You should assume that the information appearing in this prospectus supplement is accurate as of the date of this prospectus supplement only.  Our business, financial position and results of operations may have changed since that date.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement (excluding exhibits unless specifically incorporated by reference into those documents).  Please direct requests to us at the following address:

NANOVIRICIDES, INC.
135 Wood Street
Suite 205
West Haven, Connecticut 06516
Phone: (203) 937-6137
Email: info@nanoviricides.com

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PROSPECTUS

NANOVIRICIDES, INC.

$40,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants

This prospectus relates to common stock, preferred stock, debt securities, warrants and units comprised of the foregoing that we may sell from time to time in one or more offerings up to a total public offering price of $40,000,000 on terms to be determined at the time of sale.  We will provide specific terms of these securities in supplements to this prospectus.  You should read this prospectus and any supplement carefully before you invest.  This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

Our common stock trades on the Over-the-Counter-Bulletin Board under the symbol “NNVC.OB.”

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods.  See “Plan of Distribution” in this prospectus.  We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement.  If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement.  The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

See “RISK FACTORS” on page 6 for information you should consider before buying these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is March 4, 2010.

Prospective investors may rely only on the information contained in this prospectus.  We have not authorized anyone to provide prospective investors with different or additional information.  This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.  The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the SEC.  By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings.  We may use this prospectus to offer and sell up to a total of $40,000,000 of our securities.  This prospectus provides you only with a general description of the securities we may offer.  Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities offered.  The supplement may also add, update or change information contained in this prospectus.  Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Incorporation of Certain Documents by Reference” found on page 18.

You should rely only on the information contained herein or incorporated by reference in this prospectus and the supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and incorporated herein by reference, is accurate as of the date on the front cover of this prospectus only.  Our business, financial condition, results of operations and prospects may have changed since that date.

We will not use this prospectus to offer and sell securities unless it is accompanied by a supplement that more fully describes the securities being offered and the terms of the offering.

FORWARD-LOOKING INFORMATION

We are making this statement pursuant to the safe harbor provisions for forward-looking statements described in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not historical facts but are the intent, belief, or current expectations of our business and industry.  We make statements in this prospectus supplement, including statements that are incorporated by reference, that are forward-looking.  When used in this prospectus supplement or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “could,” “should,” “may,” “plan,” “seek,” “expect,” “believe,” “intend,” “target,” “project” and similar expressions are intended to identify forward-looking statements.  They also include statements regarding:

●	our future growth and profitability;
●	our competitive strengths; and
●	our business strategy and the trends we anticipate in the industries and economies in which we operate.

These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions.  These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.  Important factors that could cause actual results to differ materially from those in forward-looking statements include:

●	economic downturns, reduced capital expenditures, consolidation and technological and regulatory changes in our industry;
●	the highly competitive nature of our industry;
●	our ability to attract and retain qualified managers and skilled employees;
●	the outcome of our plans for future operations and growth; and
●	the other factors referenced in this prospectus supplement, including, without limitation, under “Risk Factors.”

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations.  Furthermore, forward-looking statements speak only as of the date they are made.  If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements.  These and other risks are detailed in this prospectus supplement, in the accompanying prospectus, in the documents that we incorporate by reference into this prospectus and in other documents that we file with the SEC.  We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus supplement to reflect future events or circumstances.  We qualify any and all of our forward-looking statements by these cautionary factors.

SUMMARY

This summary is not complete and does not contain all of the information you should consider before investing in the securities offered by this prospectus supplement and accompanying prospectus.  You should read this summary together with the entire prospectus supplement and prospectus, including our financial statements, the notes to those financial statements, and the other documents identified under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement, before making an investment decision.  See the Risk Factors section of this prospectus supplement on page S-6    for a discussion of the risks involved in investing in our securities.

Our Business

We are an early developmental stage nano-biopharmaceutical company engaged in the discovery, development and commercialization of anti-viral therapeutics.  We have no customers, products or revenues to date, and may never achieve revenues or profitable operations.  Our drugs are based on several patents, patent applications, provisional patent applications, and other proprietary intellectual property held by TheraCour Pharma, Inc., one of our principal shareholders, to which we have the licenses in perpetuity for the treatment of the following human viral diseases:

●	Influenza, Asian Bird Flu, and H1N1 “Swine Flu” Viruses;
●	Herpes Simplex Virus (HSV);
●	Human Immunodeficiency Virus (HIV/AIDS);
●	Adenoviral Conjunctivitis and Keratitis, and Ocular Indications of Herpes Simplex Types 1 & 2.
●	Dengue Fever types I, II, III, & IV;
●	Hepatitis B Virus (HBV);
●	Hepatitis C Virus (HCV);
●	Rabies;
●	Ebola and Marburg Viruses;
●	Japanese Encephalitis; and
●	West Nile Virus.

We focus our laboratory research and pre-clinical programs on specific anti-viral solutions.  We are seeking to add to our existing portfolio of products through our internal discovery pre-clinical development programs and through an in-licensing strategy.

Company Information

Our principal executive offices are located at 135 Wood Street, Suite 205, West Haven, Connecticut 06516.  Our telephone number is 203-937-6137.  You may also contact us or obtain additional information through our internet website address at www.nanoviricides.com.  Information contained on our website is not incorporated into this prospectus and is not a part of this prospectus.

RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk.  You should carefully consider the Risk Factors contained in our most recent annual report on Form 10-K, as updated or supplemented by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K to the extent filed, each of which are incorporated herein by reference and the following Risk Factors, as the same may be updated from time to time by our future filings under the Exchange Act, before making an investment decision.  If any of such Risk Factors actually occur, our business, results of operations, financial condition and cash flows could be materially adversely affected, the trading price of our common stock could decline significantly, and you might lose all or part of your investment.

Additional risks and uncertainties that we are unaware of or that we believe are not material at this time could also materially adversely affect our business, financial condition or results of operations.  In any case, the value of our common stock or Series B Convertible Preferred Stock could decline, and you could lose all or part of your investment, or our use of the offering proceeds may not yield a favorable return on your investment.  You should also refer to our financial statements and the notes to those statements, which are incorporated by reference in this prospectus supplement.

Risks Relating to Investing in our Series B Convertible Preferred Stock and the Offering

There is no public market for the Series B Preferred Stock and prospective investors may not be able to resell their shares at or above the offering price, if at all.

There is no market for our company’s Series B Preferred Stock and no assurance can be given that an active trading market will develop for the Series B Preferred Stock or, if one does develop, that it will be maintained.  In the absence of a public trading market, an investor may be unable to liquidate his investment in our company.  The offering price of this Offering is not indicative of future market prices.

The stock market in general may experience extreme price and volume fluctuations.  Continued market fluctuations could result in extreme volatility in the price of the Common Stock, which could cause a decline in the value of the Common Stock.  Prospective investors should also be aware that price volatility may be worse if the trading volume of the Common Stock is low.

The price of our Common Stock may be volatile and your investment in our common stock could suffer a decline in value.

As of May 5, 2010, the last trade price of our common stock, as quoted on the NASD OTC Bulletin Board, was $2.45. The price may fluctuate significantly in response to a number of factors, many of which are beyond our control. These factors include:

●	progress of our products through the regulatory process;
●	results of preclinical studies and clinical trials;
●	announcements of technological innovations or new products by us or our competitors;
●	government regulatory action affecting our products or our competitors' products in both the United States and foreign countries;
●	developments or disputes concerning patent or proprietary rights;
●	general market conditions for emerging growth and pharmaceutical companies;
●	economic conditions in the United States or abroad;
●	actual or anticipated fluctuations in our operating results;
●	broad market fluctuations; and
●	changes in financial estimates by securities analysts.

A significant number of our company’s shares will be eligible for sale, and their sale could depress the market price of our company’s stock.

As of March 31, 2010, 69,088,509 of 132,214,094 issued and outstanding shares of our company’s common stock were restricted securities as defined under Rule 144 of the Securities Act of 1933, as amended (the “Act”) and under certain circumstances may be resold without registration pursuant to Rule 144.

Approximately 17,728,509 shares of our restricted shares of common stock are held by non-affiliates who may avail themselves of the public information requirements and sell their shares in accordance with Rule 144. As a result, some or all of these shares may be sold in accordance with Rule 144 potentially causing the price of our company’s shares to decline.

In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a six month holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an Affiliate, as such term is defined in Rule 144(a)(1), of our company and who has satisfied a one year holding period. Any substantial sale of our company's common stock pursuant to Rule 144 may have an adverse effect on the market price of our company’s shares.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Any credit agreements, which we may enter into with institutional lenders, may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and any other factors that the board of directors decides is relevant. Therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

We may issue additional equity shares to fund our company’s operational requirements which would dilute your share ownership.

Our company's continued viability depends on its ability to raise capital. Changes in economic, regulatory or competitive conditions may lead to cost increases. Management may also determine that it is in the best interest of our company to develop new services or products. In any such case additional financing is required for our company to meet its operational requirements. There can be no assurances that our company will be able to obtain such financing on terms acceptable to our company and at times required by our company, if at all. In such event, our company may be required to materially alter its business plan or curtail all or a part of its operational plans.  The sale or the proposed sale of substantial amounts of our common stock in the public markets may adversely affect the market price of our common stock and our stock price may decline substantially.

Risks Related to the Securities Markets and Investments in Our Common Stock

There is limited liquidity on the OTC Bulletin Board.

When fewer shares of a security are being traded on the OTC Bulletin Board, volatility of prices may increase and price movement may outpace the ability of the OTC Bulletin Board to deliver accurate quote information. Due to lower trading volumes in the Common Stock, there may be a lower likelihood of a person’s orders for shares of the Common Stock being executed, and current prices may differ significantly from prices quoted by the OTC Bulletin Board at the time of order entry.

There is a limitation in connection with the editing and canceling of orders on the OTC Bulletin Board.

Orders for OTC Bulletin Board securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTC Bulletin Board. Due to the manual order processing involved in handling OTC Bulletin Board trades, order processing and reporting may be delayed.  As a result, it may not be possible to edit orders. Consequently, it may not be possible for our company’s shareholders to sell the Common Stock at optimum trading prices.

Our company is subject to the periodic reporting requirements of the Exchange Act, which will require us to incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs will reduce or might eliminate our profitability.

Our company is required to file periodic reports with the Commission pursuant to the Exchange Act and the rules and regulations promulgated thereunder.  To comply with these requirements, our independent registered auditors will have to review our quarterly financial statements and audit our annual financial statements.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  The costs charged by these professionals for such services cannot be accurately predicted at this time, because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys.  However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.  We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, the trading price of our Common Stock, if a market ever develops, could drop significantly, or we could become subject to Commission enforcement proceedings.

As currently required under Section 404 of the Sarbanes-Oxley Act of 2002, we will be required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting.  We have not yet completed our assessment of the effectiveness of our internal control over financial reporting.  We expect to incur additional expenses and diversion of management's time as a result of performing the system and process evaluation, testing, and remediation required to comply with the management certification and auditor attestation requirements.

During the course of our testing, we may identify deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404.  In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented, or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results would be harmed, investors could lose confidence in our reported financial information, the trading price of our Common Stock, if a market ever develops, could drop significantly, or we could become subject to the Commission’s enforcement proceedings.

Our Common Stock may be considered a “penny stock” and may be difficult to sell.

While there can be no assurance that a public trading market will ever be developed, or if developed that on will be maintained, it is likely that our Common Stock will be considered a “penny stock”  The Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions.  Initially, the market price of the Common Stock is likely to be less than $5.00 per share and therefore may be designated as a “penny stock” according to Commission rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.  In addition, since the Common Stock is currently traded on the NASD’s Over-the-Counter Bulletin Board, investors may find it difficult to obtain accurate quotations of the Common Stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

There is a risk of market fraud.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. We are aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

If we are unable to recruit and retain qualified personnel, our business could be harmed.

Our growth and success highly depend on qualified personnel. Accordingly, we are obligated to make all efforts to recruit and retain skilled technical, sales, marketing, managerial, manufacturing, and administrative personnel. Competitions among the industry could cause us difficultly to recruit or retain a sufficient number of qualified technical personnel, which could harm our ability to develop new products. If we are unable to attract and retain necessary key talents, it definitely will harm our ability to develop competitive product and keep good customers and could adversely affect our business and operating results.

Because our common stock is quoted on the "OTCBB," your ability to sell shares in the secondary trading market may be limited.

Our common stock is currently quoted on the over-the-counter market on the OTC Electronic Bulletin Board. Consequently, the liquidity of our Common Stock is impaired, not only in the number of shares that are bought and sold, but also through delays in the timing of transactions, and coverage by security analysts and the news media, if any, of our company. As a result, prices for shares of our common stock may be lower than might otherwise prevail if our common stock was quoted and traded on Nasdaq or a national securities exchange.

Risks Specific to our company

Our company is a development stage company that has no products approved for commercial sale, never generated any revenues and may never achieve revenues or profitability.

We are a development stage biopharmaceutical company. Currently, we have no products approved for commercial sale and, to date, we have not generated any revenues. Our ability to generate revenue depends heavily on:

●	demonstration and proof of principle in pre-clinical trials that a nanoviricide® is safe and effective;
●	successful development of our first product candidates FluCide, Nanoviricide Eye Drops, HIVCide, HerpeCide or another one of the drug candidates in our pipeline;
●	our ability to seek and obtain regulatory approvals, including with respect to the indications we are seeking;
●	the successful commercialization of our product candidates; and
●	market acceptance of our products.

All of our existing product candidates are in early stages of development. It will be several years, if ever, until we have a commercial drug product available for resale. If we do not successfully develop and commercialize these products, we will not achieve revenues or profitability in the foreseeable future, if at all. If we are unable to generate revenues or achieve profitability, we may be unable to continue our operations.

We are a development stage company with a limited operating history, making it difficult for you to evaluate our business and your investment.

We are in the development stage and our operations and the development of our proposed products are subject to all of the risks inherent in the establishment of a new business enterprise, including but not limited to:

●	the absence of an operating history;
●	the lack of commercialized products;
●	insufficient capital;
●	expected substantial and continual losses for the foreseeable future;
●	limited experience in dealing with regulatory issues;
●	the lack of manufacturing experience and limited marketing experience;
●	an expected reliance on third parties for the development and commercialization of our proposed products;
●	a competitive environment characterized by numerous, well-established and well capitalized competitors; and
●	reliance on key personnel.

Because we are subject to these risks, you may have a difficult time evaluating our business and your investment in our company.

Our ability to become profitable depends primarily on the following factors:

●	our ability to develop drugs, obtain approval for such drugs, and if approved, to successfully commercialize our nanoviricide drug;
●	our R&D efforts, including the timing and cost of clinical trials; and
●	our ability to enter into favorable alliances with third-parties who can provide substantial capabilities in clinical development, regulatory affairs, sales, marketing and distribution.

Even if we successfully develop and market our drug candidates, we may not generate sufficient or sustainable revenue to achieve or sustain profitability.

The report of our independent registered public accounting firm includes a going concern opinion, and we have incurred significant operating losses and may not be profitable in the future, if ever.

As of December 31, 2009 we had a cash and cash equivalent balance of $4,032,863. The Company has incurred significant operating losses since its inception, resulting in a deficit accumulated during the development stage of $13,652,172 at December 31, 2009. Such losses are expected to continue for the foreseeable future and until such time, if ever, as the Company is able to attain sales levels sufficient to support its operations. On September 30, 2009, the Company accepted subscriptions from certain investors in the aggregate amount of $3,217,400 from the offerings of shares of the Company’s common stock and warrants to purchase common stock and the exercise by the Company’s warrant holders of their outstanding warrants.  Our Company estimates that it has sufficient cash to support operations through December 31, 2010, at our current projected rate of spending.

Our history of losses, operating cash needs, cash consumption, and doubt as to whether we will ever become profitable, are factors which raise substantial doubt as to our ability to continue as a going concern. Consequently, our independent registered public accounting firm has included a going concern opinion in its report to our audited financial statements for the year ended June 30, 2009.  In many cases a going concern opinion makes raising capital more difficult and often results in terms less favorable than if our company did not have a going concern opinion. Therefore it is likely the going concern opinion by our independent registered public accounting firm will affect our ability to raise capital. If we are unable to achieve revenues or obtain financing, then we may not be able to commence revenue-generating operations or continue as an on-going concern.

We will need to raise substantial additional capital in the future to fund our operations and we may be unable to raise such funds when needed and on acceptable terms.

We currently do not have sufficient resources to complete the development and commercialization of any of our proposed products. As of December 31, 2009 we had a cash and cash equivalent balance of $4,032,863 which can support operations through December 31, 2010, at our current projected rate of spending.  We estimate that we will need approximately an additional $10M to $15M over the next 18 months for further development of our pipeline. These additional funds, if raised, will enable us to perform Toxicology Package Studies and additional efficacy studies necessary to prepare the full dataset required for filing our first Investigational New Drug Application (“IND”) with the US FDA on one of our drug candidates. The additional funds will also be needed to pay additional personnel, increased subcontract costs related to the expansion and further development of our drug pipeline, and for additional capital and operational expenditures required to fie our first IND.

Further, we anticipate incurring additional costs of approximately $10 to 15 million dollars in the upcoming twenty-four months to construct or obtain facilities to support an initial new drug application filing with the FDA in accordance with our business plans.

As a result of the above sale of our company’s stock and Warrants conversion, our company has reserves in excess of $3,000,000. This will permit us to continue our operations and research and development for the next fifteen months, but not to fully execute the first phase of our company’s business plan. In the event that we cannot obtain acceptable financing, or that we are unable to secure additional financing on acceptable terms, we would be unable to complete development of our various drug candidates. This would necessitate implementing staff reductions and operational adjustments that would include reductions in the following business areas:

●	research and development programs;
●	preclinical studies and clinical trials; material characterization studies, regulatory processes;
●	establishment of our own laboratory or a search for third party marketing partners to market our products for us.

The amount of capital we may need will depend on many factors, including the:

●	progress, timing and scope of our research and development programs;
●	progress, timing and scope of our preclinical studies and clinical trials;
●	time and cost necessary to obtain regulatory approvals;
●	time and cost necessary to establish our own marketing capabilities or to seek marketing partners;
●	time and cost necessary to respond to technological and market developments;
●	changes made or new developments in our existing collaborative, licensing and

●	other commercial relationships; and
●	new collaborative, licensing and other commercial relationships that we may establish.

Our fixed expenses, such as rent, license payments and other contractual commitments, may increase in the future, as we may:

●	enter into leases for new facilities and capital equipment;
●	enter into additional licenses and collaborative agreements; and
●	incur additional expenses associated with being a public company.

We have limited experience in drug development and may not be able to successfully develop any drugs.

Until the formation of NanoViricide, Inc. (our company's predecessor prior to the exchange) our management and key personnel had no experience in pharmaceutical drug development and, consequently, may not be able to successfully develop any drugs. Our ability to achieve revenues and profitability in our business will depend, among other things, on our ability to:

●	develop products internally or obtain rights to them from others on favorable terms;
●	complete laboratory testing and human studies;
●	obtain and maintain necessary intellectual property rights to our products;
●	successfully complete regulatory review to obtain requisite governmental agency approvals
●	enter into arrangements with third parties to manufacture our products on our behalf; and
●	enter into arrangements with third parties to provide sales and marketing functions.

Development of pharmaceutical products is a time-consuming process, subject to a number of factors, many of which are outside of our control. Consequently, we can provide no assurance of the successful and timely development of new drugs.

Our drug candidates are in their developmental stage. Further development and extensive testing will be required to determine their technical feasibility and commercial viability. Our success will depend on our ability to achieve scientific and technological advances and to translate such advances into reliable, commercially competitive drugs on a timely basis. Drugs that we may develop are not likely to be commercially available for a few years. The proposed development schedules for our drug candidates may be affected by a variety of factors, including technological difficulties, proprietary technology of others, and changes in government regulation, many of which will not be within our control. Any delay in the development, introduction or marketing of our drug candidates could result either in such drugs being marketed at a time when their cost and performance characteristics would not be competitive in the marketplace or in the shortening of their commercial lives. In light of the long-term nature of our projects, the unproven technology involved and the other factors described elsewhere in “Risk Factors”, we may not be able to complete successfully the development or marketing of any drugs.

We may fail to successfully develop and commercialize our drug candidates because they:

●	are found to be unsafe or ineffective in clinical trials;
●	do not receive necessary approval from the FDA or foreign regulatory agencies;
●	fail to conform to a changing standard of care for the diseases they seek to treat; or
●	are less effective or more expensive than current or alternative treatment methods.

Drug development failure can occur at any stage of clinical trials and as a result of many factors and there can be no assurance that we or our collaborators will reach our anticipated clinical targets. Even if we or our collaborators complete our clinical trials, we do not know what the long-term effects of exposure to our drug candidates will be. Furthermore, our drug candidates may be used in combination with other treatments and there can be no assurance that such use will not lead to unique safety issues. Failure to complete clinical trials or to prove that our drug candidates are safe and effective would have a material adverse effect on our ability to generate revenue and could require us to reduce the scope of or discontinue our operations.

We must comply with significant and complex government regulations, compliance with which may delay or prevent the commercialization of our drug candidates.

The R&D, manufacture and marketing of drug candidates are subject to regulation, primarily by the FDA in the United States and by comparable authorities in other countries. These national agencies and other federal, state, local and foreign entities regulate, among other things, R&D activities (including testing in primates and in humans) and the testing, manufacturing, handling, labeling, storage, record keeping, approval, advertising and promotion of the products that we are developing. Noncompliance with applicable requirements can result in various adverse consequences, including approval delays or refusals to approve drug licenses or other applications, suspension or termination of clinical investigations, revocation of approvals previously granted, fines, criminal prosecution, recalls or seizures of products, injunctions against shipping drugs and total or partial suspension of production and/or refusal to allow a company to enter into governmental supply contracts.

The process of obtaining FDA approval has historically been costly and time consuming. Current FDA requirements for a new human drug or biological product to be marketed in the United States include: (1) the successful conclusion of pre-clinical laboratory and animal tests, if appropriate, to gain preliminary information on the product’s safety; (2) filing with the FDA of an IND application to conduct human clinical trials for drugs or biologics; (3) the successful completion of adequate and well-controlled human clinical investigations to establish the safety and efficacy of the product for its recommended use; and (4) filing by a company and acceptance and approval by the FDA of a New Drug Application, or NDA, for a drug product or a biological license application, or BLA, for a biological product to allow commercial distribution of the drug or biologic. A delay in one or more of the procedural steps outlined above could be harmful to us in terms of getting our drug candidates through clinical testing and to market.

The FDA reviews the results of the clinical trials and may order the temporary or permanent discontinuation of clinical trials at any time if it believes the drug candidate exposes clinical subjects to an unacceptable health risk. Investigational drugs used in clinical studies must be produced in compliance with current good manufacturing practice, or GMP, rules pursuant to FDA regulations.

Sales outside the United States of products that we develop will also be subject to regulatory requirements governing human clinical trials and marketing for drugs and biological products and devices. The requirements vary widely from country to country, but typically the registration and approval process takes several years and requires significant resources. In most cases, even if the FDA has not approved a product for sale in the United States, the product may be exported to any country if it complies with the laws of that country and has valid marketing authorization by the appropriate authority. There are specific FDA regulations that govern this process.

We also are subject to the following risks and obligations, related to the approval of our products:

●	The FDA or foreign regulators may interpret data from pre-clinical testing and clinical trials in different ways than we interpret them.
●
If regulatory approval of a product is granted, the approval may be limited to specific indications or limited with respect to its distribution. In addition, many foreign countries control pricing and coverage under their respective national social security systems.

●	The FDA or foreign regulators may not approve our manufacturing processes or manufacturing facilities.
●	The FDA or foreign regulators may change their approval policies or adopt new regulations.
●
Even if regulatory approval for any product is obtained, the marketing license will be subject to continual review, and newly discovered or developed safety or effectiveness data may result in suspension or revocation of the marketing license.

●
If regulatory approval of the product candidate is granted, the marketing of that product would be subject to adverse event reporting requirements and a general prohibition against promoting products for unapproved or “off-label” uses.

●
In some foreign countries, we may be subject to official release requirements that require each batch of the product we produce to be officially released by regulatory authorities prior to its distribution by us.

●	We will be subject to continual regulatory review and periodic inspection and approval of manufacturing modifications, including compliance with current GMP regulations.

We can provide no assurance that our drug candidates will obtain regulatory approval or that the results of clinical studies will be favorable.

The work-plan we have developed for the next twelve months is planned to enable us to file a pre-IND  application for our influenza and HIV drugs in the fiscal year ending June 30, 2011. We believe that this work-plan will lead us to obtain certain information about the safety and efficacy of our influenza and HIV drugs. We need to be able to undertake further studies in animal models to obtain necessary data regarding the pharmaco-kinetic and pharmaco-dynamic profiles of our drug candidates. The data will then be used to file an IND application, towards the goal of obtaining FDA approval for testing the drugs in human patients.

The testing, marketing and manufacturing of any product for use in the United States will require approval from the FDA. We cannot predict with any certainty the amount of time necessary to obtain such FDA approval and whether any such approval will ultimately be granted Preclinical and clinical trials may reveal that one or more products are ineffective or unsafe, in which event further development of such products could be seriously delayed or terminated. Moreover, obtaining approval for certain products may require testing on human subjects of substances whose effects on humans are not fully understood or documented. Delays in obtaining FDA or any other necessary regulatory approvals of any proposed drug and failure to receive such approvals would have an adverse effect on the drug’s potential commercial success and on our business, prospects, financial condition and results of operations. In addition, it is possible that a proposed drug may be found to be ineffective or unsafe due to conditions or facts that arise after development has been completed and regulatory approvals have been obtained. In this event, we may be required to withdraw such proposed drug from the market. To the extent that our success will depend on any regulatory approvals from government authorities outside of the United States that perform roles similar to that of the FDA, uncertainties similar to those stated above will also exist.

Even if we obtain regulatory approvals, our marketed drug candidates will be subject to ongoing regulatory review. If we fail to comply with continuing U.S. and foreign regulations, we could lose our approvals to market these drugs and our business would be seriously harmed.

Following any initial regulatory approval of any drugs we may develop, we will also be subject to continuing regulatory review, including the review of adverse experiences and clinical results that are reported after our drug candidates are made commercially available. This would include results from any post-marketing tests or vigilance required as a condition of approval. The manufacturer and manufacturing facilities we use to make any of our drug candidates will also be subject to periodic review and inspection by the FDA. The discovery of any previously unknown problems with the drug, manufacturer or facility may result in restrictions on the drug or manufacturer or facility, including withdrawal of the drug from the market. If we are required to withdraw all or more of our drugs from the market, we may be unable to continue revenue generating operations. We do not have, and currently do not intend to develop, the ability to manufacture material for our clinical trials or on a commercial scale. Reliance on third-party manufacturers entails risks to which we would not be subject if we manufactured drugs ourselves, including reliance on the third-party manufacturer for regulatory compliance. Our drug promotion and advertising is also subject to regulatory requirements and continuing FDA review.

Development of our drug candidates requires a significant investment in R&D. Our R&D expenses in turn, are subject to variation based on a number of factors, many of which are outside of our control. A sudden or significant increase in our R&D expenses could materially and adversely impact our results of operations.

We have expended $7,815,668 on research and development from inception through December 31, 2009.

We have an R&D and other costs budget of $2,500,000 for the next 12 months. In the last three years we have established lead compounds against a number of viral diseases and completed proof of principle studies against a number of viral diseases. We now have lead drug compounds against all Influenzas, HIV, Viral diseases of the Eye, and Oral and Genital Herpes. We are currently working on identifying and establishing collaborations with pharmaceutical companies as well as government institutions for the purpose of co-development of these products. Notwithstanding these efforts, we will continue the development of these drugs, as well as our other drug development endeavors that include Rabies, Dengue viruses, and Ebola/Marburg viruses.

The Company has the cash on hand to complete the budgeted R&D work through December 31, 2010. Should the pre-clinical studies of our Influenza, HIV, Viral diseases of the Eye, and Oral and Genital Herpes drugs meet managements expectations the Company will require substantial additional funding to take any one or more of these drugs into IND filing(s) with the FDA. The Company projects it will need an additional $15 million for the costs of hiring additional scientific staff and consulting firms to assist with FDA compliance, material characterization, pharmaco-kinetic, pharmaco-dynamic and toxicology studies required for filing an IND.

The Company will be unable to proceed with its business plan beyond December 31, 2010, without obtaining additional financing of approximately $3 - $5 million to support its budgeted Research and Development and other costs.

Because we expect to expend substantial resources on R&D, our success depends in large part on the results as well as the costs of our R&D. A failure in our R&D efforts or substantial increase in our R&D expenses would adversely affect our results of operations. R&D expenditures are uncertain and subject to much fluctuation. Factors affecting our R&D expenses include, but are not limited to:

●	the number and outcome of clinical studies we are planning to conduct; for example, our R&D expenses may increase based on the number of late-stage clinical studies that we may be required to conduct;
●
the number of drugs entering into pre-clinical development from research; for example, there is no guarantee that internal research efforts will succeed in generating sufficient data for us to make a positive development decision;

●
licensing activities, including the timing and amount of related development funding or milestone payments; for example, we may enter into agreements requiring us to pay a significant up-front fee for the purchase of in-process R&D that we may record as R&D expense.

We have no experience in conducting or supervising clinical trials and must outsource all clinical trials.

We have no experience in conducting or supervising clinical trials that must be performed to obtain data to submit in concert with applications for approval by the Food and Drug Administration ("FDA"). The regulatory process to obtain approval for drugs for commercial sale involves numerous steps. Drugs are subjected to clinical trials that allow development of case studies to examine safety, efficacy, and other issues to ensure that sale of drugs meets the requirements set forth by various governmental agencies, including the FDA. In the event that our protocols do not meet standards set forth by the FDA, or that our data is not sufficient to allow such trials to validate our drugs in the face of such examination, we might not be able to meet the requirements that allow our drugs to be approved for sale.

Because we have no experience in conducting or supervising clinical trials, we must outsource our clinical trials to third parties. We have no control over their compliance with procedures and protocols used to complete clinical trails in accordance with standards required by the agencies that approve drugs for sale. If these subcontractors fail to meet these standards, the validation of our drugs would be adversely affected, causing a delay in our ability to meet revenue-generating operations

We are subject to risks inherent in conducting clinical trials. The risk of non compliance with FDA-approved good clinical practices by clinical investigators, clinical sites, or data management services could delay or prevent us from developing or ever commercializing our drug candidates.

Agreements with clinical investigators and medical institutions for clinical testing and with other third parties for data management services place substantial responsibilities on these parties, which could result in delays in, or termination of, our clinical trials if these parties fail to perform as expected. For example, if any of our clinical trial sites fail to comply with FDA-approved good clinical practices, we may be unable to use the data gathered at those sites. If these clinical investigators, medical institutions or other third parties do not carry out their contractual duties or obligations or fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to their failure to adhere to our clinical protocols or for other reasons, our clinical trials may be extended, delayed or terminated, and we may be unable to obtain regulatory approval for or successfully commercialize our drug candidates.

We or regulators may suspend or terminate our clinical trials for a number of reasons. We may voluntarily suspend or terminate our clinical trials if at any time we believe that they present an unacceptable risk to the patients enrolled in our clinical trials. In addition, regulatory agencies may order the temporary or permanent discontinuation of our clinical trials at any time if they believe that the clinical trials are not being conducted in accordance with applicable regulatory requirements or that they present an unacceptable safety risk to the patients enrolled in our clinical trials.

Our clinical trial operations will be subject to regulatory inspections at any time. If regulatory inspectors conclude that we or our clinical trial sites are not in compliance with applicable regulatory requirements for conducting clinical trials, we may receive reports of observations or warning letters detailing deficiencies, and we will be required to implement corrective actions. If regulatory agencies deem our responses to be inadequate, or are dissatisfied with the corrective actions that we or our clinical trial sites have implemented, our clinical trials may be temporarily or permanently discontinued, we may be fined, we or our investigators may be precluded from conducting any ongoing or any future clinical trials, the government may refuse to approve our marketing applications or allow us to manufacture or market our drug candidates or we may be criminally prosecuted. If we are unable to complete clinical trials and have our products approved due to our failure to comply with regulatory requirements, we will be unable to commence revenue generating operations.

Efforts of government and third-party payors to contain or reduce the costs of health care may adversely affect our revenues even if we were to develop an FDA approved drug.

Our ability to earn sufficient returns on our drug candidates may depend in part on the extent to which government health administration authorities, private health coverage insurers and other organizations will provide reimbursement for the costs of such drugs and related treatments. Significant uncertainty exists as to the reimbursement status of newly approved health care drugs, and we do not know whether adequate third-party coverage will be available for our drug candidates. If our current and proposed drugs are not considered cost-effective, reimbursement to the consumers may not be available or sufficient to allow us to sell drugs on a competitive basis. The failure of the government and third-party payors to provide adequate coverage and reimbursement rates for our drug candidates could adversely affect the market acceptance of our drug candidates, our competitive position and our financial performance.

If we fail to comply with applicable continuing regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approval, product recalls and seizures, operating restrictions and criminal prosecutions.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information. Disclosure of our trade secrets or proprietary information could compromise any competitive advantage that we have.

We depend upon confidentiality agreements with our officers, employees, consultants, and subcontractors to maintain the proprietary nature of the technology. These measures may not afford us sufficient or complete protection, and may not afford an adequate remedy in the event of an unauthorized disclosure of confidential information. In addition, others may independently develop technology similar to ours, otherwise avoiding the confidentiality agreements, or produce patents that would materially and adversely affect our business, prospects, financial condition, and results of operations.

We will rely upon licensed patents to protect our technology. We may be unable to obtain or protect such intellectual property rights, and we may be liable for infringing upon the intellectual property rights of others.

Our ability to compete effectively will depend on our ability to maintain the proprietary nature of our technologies and the proprietary technology of others with which we have entered into licensing agreements. We have exclusively licensed patent applications from TheraCour Pharma, Inc and expect to file patents of our own in the coming years. There can be no assurance that any of these patent applications will ultimately result in the issuance of a patent with respect to the technology owned by us or licensed to us. The patent position of pharmaceutical or biotechnology companies, including ours, is generally uncertain and involves complex legal and factual considerations. The standards that the United States Patent and Trademark Office use to grant patents are not always applied predictably or uniformly and can change. There is also no uniform, worldwide policy regarding the subject matter and scope of claims granted or allowable in pharmaceutical or biotechnology patents. Accordingly, we do not know the degree of future protection for our proprietary rights or the breadth of claims that will be allowed in any patents issued to us or to others. Further, we rely on a combination of trade secrets, know-how, technology and nondisclosure, and other contractual agreements and technical measures to protect our rights in the technology. If any trade secret, know-how or other technology not protected by a patent were to be disclosed to or independently developed by a competitor, our business and financial condition could be materially adversely affected.

We do not believe that any of the drug candidates we are currently developing infringe upon the rights of any third parties nor are they infringed upon by third parties; however, there can be no assurance that our technology will not be found in the future to infringe upon the rights of others or be infringed upon by others. In such a case, others may assert infringement claims against us, and should we be found to infringe upon their patents, or otherwise impermissibly utilize their intellectual property, we might be forced to pay damages, potentially including treble damages, if we are found to have willfully infringed on such parties’ patent rights. In addition to any damages we might have to pay, we may be required to obtain licenses from the holders of this intellectual property, enter into royalty agreements, or redesign our drug candidates so as not to utilize this intellectual property, each of which may prove to be uneconomical or otherwise impossible. Conversely, we may not always be able to successfully pursue our claims against others that infringe upon our technology and the technology exclusively licensed from the TheraCour Pharma Inc. Thus, the proprietary nature of our technology or technology licensed by us may not provide adequate protection against competitors.

Moreover, the cost to us of any litigation or other proceeding relating to our patents and other intellectual property rights, even if resolved in our favor, could be substantial, and the litigation would divert our management’s efforts. Uncertainties resulting from the initiation and continuation of any litigation could limit our ability to continue our operations.

Other companies or organizations may assert patent rights that prevent us from developing and commercializing our drug candidates.

We are in a relatively new scientific field that has generated many different patent applications from organizations and individuals seeking to obtain important patents in the field. Because the field is so new, very few of these patent applications have been fully processed by government patent offices around the world, and there is a great deal of uncertainty about which patents will issue, when, to whom, and with what claims. It is likely that there will be significant litigation and other proceedings, such as interference proceedings in various patent offices, relating to patent rights in the field. Others may attempt to invalidate our patents or other intellectual property rights. Even if our rights are not directly challenged, disputes among third parties could lead to the weakening or invalidation of those intellectual property rights.

Thus, it is possible that one or more organizations will hold patent rights to which we will need a license. Any license required under any patent may not be made available on commercially acceptable terms, if at all. In addition, such licenses are likely to be non-exclusive and, therefore, our competitors may have access to the same technology licensed to us. If we fail to obtain a required license and are unable to design around a patent, we may be unable to effectively market some of our technology and drug candidates, which could limit our ability to generate revenues or achieve profitability and possibly prevent us from generating revenue sufficient to sustain our operations.

We are dependent upon TheraCour Pharma Inc. for the rights to develop the products we intend to sell.

Our ability to develop, manufacture and sell the products our company plans to develop is derived from our “Material Licensing Agreement” with TheraCour Pharma Inc (“TheraCour”). While we hold the license in perpetuity, the Agreement may be terminated by TheraCour as a result of: the insolvency or bankruptcy proceedings by or against our company, a general assignment by our company to is creditors, the dissolution of our company, cessation by our company of business operations for ninety (90) days or more or the commencement by our company or an affiliate to challenge or invalidate the issued patents.

Our company does not hold the rights to any other patents nor does our company conduct its own research and development to develop other products to manufacture and sell. If our company’s Agreement with TheraCour is terminated, it is unlikely we will be able to commence revenue-generating operations or that our company could continue operating at all

We lack suitable facilities for certain preclinical and clinical testing; reliance on third parties

Our company does not have facilities that could be used to conduct preclinical and clinical testing. We expect to contract with third parties to conduct all clinical testing required to obtain approvals for any drugs that we might develop. We currently outsource all clinical testing to third parties and are reliant on the services of these third parties to conduct studies on our behalf. If we are unable to continue with or retain third parties for these purposes on acceptable terms, we may be unable to successfully develop our proposed products. In addition, any failures by third parties to adequately perform their responsibilities may delay the submission of our proposed products for regulatory approval, impair our ability to deliver our products on a timely basis or otherwise impair our competitive position.

We have limited manufacturing experience

Our company has never manufactured products in the highly regulated environment of pharmaceutical manufacturing. There are numerous regulations and requirements that must be maintained to obtain licensure and the permits required to commence manufacturing, as well as additional requirements to continue manufacturing pharmaceutical products. We do not own or lease facilities currently that could be used to manufacture any products that might be developed by our company, nor do we have the resources at this time to acquire or lease suitable facilities.

We have no sales and marketing personnel.

We are an early stage development Company with limited resources. We do not currently have any products available for sale, so have not secured sales and marketing staff at this early stage of operations. We cannot generate sales without sales or marketing staff and must rely on officers to provide any sales or marketing services until such staff are secured, if ever.

Even if we were to successfully develop approvable drugs, we will not be able to sell these drugs if we or our third party manufacturers fail to comply with manufacturing regulations.

If we were to successfully develop approvable drugs, before we can begin selling these drugs, we must obtain regulatory approval of our manufacturing facility and process or the manufacturing facility and process of the third party or parties with whom we may outsource our manufacturing activities. In addition, the manufacture of our products must comply with the FDA's current Good Manufacturing Practices regulations, commonly known as GMP regulations. The GMP regulations govern quality control and documentation policies and procedures. Our manufacturing facilities, if any in the future, and the manufacturing facilities of our third party manufacturers will be continually subject to inspection by the FDA and other state, local and foreign regulatory authorities, before and after product approval. We cannot guarantee that we, or any potential third party manufacturer of our products, will be able to comply with the GMP regulations or other applicable manufacturing regulations.

With our limited resources, we may be unable to effectively manage growth.

As of the date of this filing, we have five employees and several consultants and independent contractors. The only consultant/contractor that we consider critical to our company is TheraCour, discussed in the next risk factor. All third party contractors are considered by our company important but not critical as they are replaceable with moderate difficulty. While our company’s current operations cause it to be unlikely that we will need to grow and hire additional consultants, contractors or employees, if future preclinical studies of our nanoviricide drugs and technology show significant improvements in efficacy over existing drugs, we intend to expand our operations and staff materially. At that time our new employees may include a number of key managerial, technical, financial, R&D and operations personnel who will not have been fully integrated into our operations. We would expect the expansion of our business to place a significant strain on our limited managerial, operational and financial resources. We have no experience in integrating multiple employees. Therefore, there is a substantial risk that we will not be able to integrate new employees into our operations which would have a material adverse effect on our business, prospects, financial condition and results of operations.

We license our core technology from TheraCour Pharma Inc. and we are dependent upon them as they have exclusive development rights. If we lose the right to utilize any of the proprietary information that is the subject of this license agreement, we may incur substantial delays and costs in development of our drug candidates.

Our company has entered into a Material License Agreement with TheraCour Pharma, Inc. (“TheraCour”) (an approximately 25% shareholder of our company’s common stock) whereby TheraCour has exclusive rights to develop exclusively for us, the materials that comprise the core drugs of our planned business. TheraCour is a development stage company with limited financial resources and needs our company’s progress payments to further the development of the nanoviricides. Our company controls the research and work TheraCour performs on its behalf and no costs may be incurred without the prior authorization or approval of our company.

Development costs charged by and paid to TheraCour Pharma, Inc. was $3,151,071 since inception through December 31, 2009; No  royalties are due to TheraCour from our company’s inception through December 31, 2009.

We depend on TheraCour and other third parties to perform manufacturing activities effectively and on a timely basis. If these third parties fail to perform as required, this could impair our ability to deliver our products on a timely basis or cause delays in our clinical trials and applications for regulatory approval, and these events could harm our competitive position and adversely affect our ability to commence revenue generating operations. The manufacturing process for pharmaceutical products is highly regulated, and regulators may shut down manufacturing facilities that they believe do not comply with regulations. We and our manufacturers are subject to the FDA’s current Good Manufacturing Practices, which are extensive regulations governing manufacturing processes, stability testing, record-keeping and quality standards and similar regulations are in effect in other countries. In addition, our manufacturing operations are subject to routine inspections by regulatory agencies.

Our collaborative relationships with third parties could cause us to expend significant resources and incur substantial business risk with no assurance of financial return.

We anticipate substantial reliance upon strategic collaborations for marketing and the commercialization of our drug candidates and we may rely even more on strategic collaborations for R&D of our other drug candidates. Our business depends on our ability to sell drugs to both government agencies and to the general pharmaceutical market. Offering our drug candidates for applications to government agencies does not require us to develop new sales, marketing or distribution capabilities beyond those already existing in the company. Selling antiviral drugs, however, does require such development. We plan to sell antiviral drugs through strategic partnerships with pharmaceutical companies. If we are unable to establish or manage such strategic collaborations on terms favorable to us in the future, our revenue and drug development may be limited. To date, we have not entered into any strategic collaborations with third parties capable of providing these services. In addition, we have not yet marketed or sold any of our drug candidates or entered into successful collaborations for these services in order to ultimately commercialize our drug candidates.

If we determine to enter into R&D collaborations during the early phases of drug development, our success will in part depend on the performance of our research collaborators. We will not directly control the amount or timing of resources devoted by our research collaborators to activities related to our drug candidates. Our research collaborators may not commit sufficient resources to our programs. If any research collaborator fails to commit sufficient resources, our preclinical or clinical development programs related to this collaboration could be delayed or terminated. Also, our collaborators may pursue existing or other development-stage products or alternative technologies in preference to those being developed in collaboration with us. Finally, if we fail to make required milestone or royalty payments to our collaborators or to observe other obligations in our agreements with them, our collaborators may have the right to terminate those agreements.

Manufacturers producing our drug candidates must follow current GMP regulations enforced by the FDA and foreign equivalents. If a manufacturer of our drug candidates does not conform to the current GMP regulations and cannot be brought up to such a standard, we will be required to find alternative manufacturers that do conform. This may be a long and difficult process, and may delay our ability to receive FDA or foreign regulatory approval of our drug candidates and cause us to fall behind on our business objectives.

Establishing strategic collaborations is difficult and time-consuming. Our discussion with potential collaborators may not lead to the establishment of collaborations on favorable terms, if at all. Potential collaborators may reject collaborations based upon their assessment of our financial, regulatory or intellectual property position. Even if we successfully establish new collaborations, these relationships may never result in the successful development or commercialization of our drug candidates or the generation of sales revenue. To the extent that we enter into collaborative arrangements, our drug revenues are likely to be lower than if we directly marketed and sold any drugs that we may develop.

Management of our relationships with our collaborators will require:

●	significant time and effort from our management team;
●	coordination of our marketing and R&D programs with the marketing and R&D priorities of our collaborators; and
●	effective allocation of our resources to multiple projects.

We employ the use of certain chemical and biological agents and compounds that may be deemed hazardous and we are therefore subject to various environmental laws and regulations. Compliance with these laws and regulations may result in significant costs, which could materially reduce our ability to become profitable.

We use hazardous materials, including chemicals and biological agents and compounds that could be dangerous to human health and safety or the environment. As appropriate, we safely store these materials and wastes resulting from their use at our laboratory facility pending their ultimate use or disposal. We contract with a third party to properly dispose of these materials and wastes. We are subject to a variety of federal, state and local laws and regulations governing the use, generation, manufacture, storage, handling and disposal of these materials and wastes. We may incur significant costs complying with environmental laws and regulations adopted in the future.

If we use biological and hazardous materials in a manner that causes injury, we may be liable for damages.

Our R&D and manufacturing activities will involve the use of biological and hazardous materials. Although we believe our safety procedures for handling and disposing of these materials comply with federal, state and local laws and regulations, we cannot entirely eliminate the risk of accidental injury or contamination from the use, storage, handling or disposal of these materials. We carry $1,000,000 casualty and general liability insurance policies. Accordingly, in the event of contamination or injury, we could be held liable for damages or penalized with fines in an amount exceeding our resources and insurance coverage, and our clinical trials or regulatory approvals could be suspended.

We may not be able to attract and retain highly skilled personnel.

Our ability to attract and retain highly skilled personnel is critical to our operations and expansion. We face competition for these types of personnel from other pharmaceutical companies and more established organizations, many of which have significantly larger operations and greater financial, technical, human and other resources than us. We may not be successful in attracting and retaining qualified personnel on a timely basis, on competitive terms, or at all. If we are not successful in attracting and retaining these personnel, our business, prospects, financial condition and results of operations will be materially and adversely affected.

We depend upon our senior management and their loss or unavailability could put us at a competitive disadvantage.

We currently depend upon the efforts and abilities of our management team. The loss or unavailability of the services of any of these individuals for any significant period of time could have a material adverse effect on our business, prospects, financial condition and results of operations. We have not obtained, do not own, nor are we the beneficiary of key-person life insurance.

There are conflicts of interest among our officers, directors and stockholders.

Certain of our executive officers and directors and their affiliates are engaged in other activities and have interests in other entities on their own behalf or on behalf of other persons. Neither we nor our stockholders will have any rights in these ventures or their income or profits. Specifically, Anil Diwan owns approximately 70% of the capital stock of TheraCour Pharma, Inc. which owns approximately twenty-five percent (25%) of our Common Stock, provides our company the nanomaterials with which it intends to develop its products and is the holder of the intellectual property rights our company uses to conduct its operations. While our company is not aware of any conflict that has arisen or any transaction which has not been conducted on an arm’s length basis to date, Dr. Diwan may have conflicting fiduciary duties between our company and TheraCour.

Currently, our company does not have any policy in place to deal with such should such a conflict arise.  In particular:

●	Our executive officers or directors or their affiliates may have an economic interest in, or other business relationship with, partner companies that invest in us.
●	Our executive officers or directors or their affiliates have interests in entities that provide products or services to us.

In any of these cases:

●	Our executive officers or directors may have a conflict between our current interests and their personal financial and other interests in another business venture.
●	Our executive officers or directors may have conflicting fiduciary duties to us and the other entity.
●
The terms of transactions with the other entity may not be subject to arm’s length negotiations and therefore may be on terms less favorable to us than those that could be procured through arm’s length negotiations.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds of the sale of these securities for general corporate purposes, which may include repayment of existing indebtedness, working capital, capital expenditures, acquisitions, joint ventures and stock repurchase programs.  As of the date of this prospectus, we have not identified as probable any specific material proposed uses of these proceeds.  If, as of the date of any prospectus supplement, we have identified any such uses, then we will describe them in the prospectus supplement.  The amount of securities offered from time to time pursuant to this prospectus and any prospectus supplement, and the precise amounts and timing of the application of net proceeds from the sale of those securities, will depend upon our funding requirements.  If we elect at the time of an issuance of securities to make different or more specific use of proceeds than described in this prospectus, such use will be described in the prospectus supplement relating to those securities.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds of the sale of these securities for general corporate purposes, which may include repayment of existing indebtedness, working capital, capital expenditures, acquisitions, joint ventures and stock repurchase programs.  As of the date of this prospectus, we have not identified as probable any specific material proposed uses of these proceeds.  If, as of the date of any prospectus supplement, we have identified any such uses, then we will describe them in the prospectus supplement.  The amount of securities offered from time to time pursuant to this prospectus and any prospectus supplement, and the precise amounts and timing of the application of net proceeds from the sale of those securities, will depend upon our funding requirements.  If we elect at the time of an issuance of securities to make different or more specific use of proceeds than described in this prospectus, such use will be described in the prospectus supplement relating to those securities.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through one or more agents or broker dealers, including those engaged solely as agents to facilitate the direct sale of securities to particular investors.  The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the name or names of any underwriters;
●	the purchase price of the securities;
●	any underwriting discounts and other items constituting underwriters’ compensation;
●	any initial public offering price and the net proceeds we will receive from such sale;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

We may distribute our securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including at negotiated prices and in “at-the-market” offerings.  We may sell our securities through a rights offering, forward contracts or similar arrangements.

Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of our securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement.  Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents.  Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.  Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable supplement to this prospectus.  Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered securities if any are purchased.  The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any common stock sold pursuant to this prospectus and applicable prospectus supplement, will be eligible for trading on the Over-the-Counter Bulletin Board or such other stock exchange that our securities are trading upon.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The securities being offered under this prospectus, other than our common stock, will be new issues of securities with no established trading market and unless otherwise specified in the applicable prospectus supplement.  It has not presently been established whether the underwriters, if any, as identified in a prospectus supplement, will make a market in the securities.  If the underwriters make a market in the securities, the market making may be discontinued at any time without notice.  We cannot provide any assurance as to the liquidity of the trading market for the securities.

Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

In connection with any offering, the underwriters may purchase and sell securities in the open market. Any underwriter may engage in short sales, over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would otherwise be.  The underwriters may engage in these activities on any exchange or other market in which the securities may be traded.  If commenced, the underwriters may discontinue these activities at any time.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, or “FINRA,” the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or other offering materials; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with NASD Conduct Rule 2720.

THE SECURITIES WE MAY OFFER

We may sell from time to time, in one or more offerings: common stock; preferred stock, debt securities; and/or warrants or units comprised of any combination of the foregoing.  The descriptions of the securities contained in this prospectus summarize the material general terms and provisions of the various types of securities that we may offer.  We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement.  If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.  We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

The following summary describes the material terms of our capital stock and is subject to, and qualified in its entirety by, our articles of incorporation and bylaws that are included as exhibits to certain of the documents incorporated by reference below and by the provisions of applicable Nevada law.  We refer you to the foregoing documents and to Nevada law for a detailed description of the provisions summarized below.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 300,000,000 shares of common stock, $.001 par value.  As of March 2, 2010, there were approximately 132,035,584 shares of common stock issued and outstanding held by approximately 245 holders of record.

If we offer shares of our common stock for sale under this prospectus, we will provide a prospectus supplement that describes the terms of the offering, including the number of shares offered and the offering price.

Voting Rights

Each holder of common stock is entitled to one vote for each share held on all matters submitted to a vote of the stockholders.

Dividends

Subject to the rights of the holders of any preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available for dividends.  We have not historically declared or paid cash dividends on our common stock.

Other Rights

In the event of a liquidation, dissolution or winding up of us, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference, if any, of any then outstanding preferred stock.  Holders of our common stock are not entitled to preemptive rights and have no subscription, redemption or conversion privileges.  All outstanding shares of common stock are, and all shares of common stock issued by us in an offering under this prospectus and the applicable prospectus supplement will be, fully paid and nonassessable.  The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which our board of directors may designate and that we may issue in one or more offerings under this prospectus or at other times in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, (303) 282-4800.

Listing

Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol “NNVC.OB.”  Any common stock we sell under this prospectus, as it may be supplemented, will be listed on the Over-the-Counter Bulletin Board.

DESCRIPTION OF PREFERRED STOCK
General

We are authorized to issue up to 20,000,000 shares of preferred stock in one or more series, with such designations, preferences and relative, participating, option and other special rights, qualifications, limitations or restrictions as determined by our board of directors, without any further vote or action by our stockholders, including dividend rights, conversion rights, voting rights, redemption rights and terms of redemption and liquidation preferences.  On February 15,  2010, our board had designated an aggregate of 10,000,000 shares of preferred stock as Series A Convertible Preferred Stock (the “Series A”) and 7,593,750 shares of Series A Preferred Stock are issued or outstanding and no other shares of preferred stock are issued and outstanding.

Our board may fix the number of shares constituting any series and the designations of these series by adopting a certificate of designation relating to each series.  The prospectus supplement relating to each series will specify the terms of the preferred stock, including:

●	the number of shares we are offering;
●	the offering price for those shares;
●	the maximum number of shares in the series and the distinctive designation thereof;
●	the terms on which dividends will be paid, if any;
●	the terms on which the shares will be redeemed, if at all;
●	the liquidation preference, if any;
●	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;
●	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;
●	the voting rights, if any, on the shares of the series;
●	any securities exchange or market on which the shares will be listed; and
●	any other preferences and relative, participating, operation or other special rights or qualifications, limitations or restrictions of the shares

You should also refer to the applicable certificate of designation for complete information about the terms, preferences and rights related to a particular series of our preferred stock, which we will incorporate as an exhibit to the registration statement of which this prospectus is a part.  The prospectus supplement will contain a description of United States federal income tax consequences relating to the preferred stock, to the extent applicable.

Our issuance of preferred stock may have the effect of delaying or preventing a change in control.  Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.  The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Series A Convertible Preferred Stock

The Series A Preferred Stock is convertible into shares of our common stock at the rate of four shares of Common Stock per share of Series A converted, solely upon a “change of control”.  A change of control is defined as (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 40% of the voting securities of the Company (other than by means of conversion or exercise of the Series A Preferred Stock and the Securities issued together with the Series A Preferred Stock), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its Intellectual Property to another Person and the stockholders of the Company prior to such transaction own less than 60% of the aggregate voting power of the acquiring entity immediately after the transaction, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (c) above.  The Series A Preferred Stock votes at the rate of four votes per share, together with the Common Stock, on all matters to which shareholders of the Company are entitled to vote.  Holders of the Series A Preferred Stock are not entitled to receive dividends or any liquidation preference upon the liquidation, dissolution, or winding up of the Company.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness.  The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured.  Any debt securities that we offer and sell will be our direct obligations.  Debt securities may be issued in one or more series.  All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series).  The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture.  The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms.  Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series.  These provisions may include, among other things and to the extent applicable, the following:

●
the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;

●	any limit on the aggregate principal amount of the debt securities;
●	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;
●	whether the debt securities will be secured or unsecured;
●	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;
●	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;
●
the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

●	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;
●
whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

●
if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

●
any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

●
the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;

●
the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●
whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

●
if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

●	whether the debt securities may be issuable in tranches;
●
the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

●	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
●
any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the Trustee or the holders of the debt securities in connection with events of default;

●	any deletions from, modifications of or additions to the covenants with respect to the debt securities;
●
if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

●
whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

●
whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;

●	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;
●	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and
●	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30 day months.  If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.  “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture.  We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

●
the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

●	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
●
we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities.  As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment.  However, the following modifications and amendments will not be effective against any holder without its consent:

●	a change in the stated maturity date of any payment of principal or interest;
●	a reduction in the principal amount of or interest on any debt securities;

●	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
●	a change in the currency in which any payment on the debt securities is payable;
●	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
●
a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

●	waive compliance by us with certain restrictive provisions of the indenture; and
●
waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

●	failure to pay interest on any debt security for 30 days after the payment is due;
●	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
●
failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

●	certain events of bankruptcy, insolvency or reorganization.

Remedies Upon an Event of Default

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities.  If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture.  The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders.  For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity.  If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

●	conducting any proceeding for any remedy available to the trustee; or
●	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

●	the holder has previously given the trustee written notice of a continuing event of default;
●
the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

●	the trustee has not started such proceeding within 60 days after receiving the request; and
●	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture.  Unless otherwise indicated in the applicable prospectus supplement, if at any time,

●
we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or

●
we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or

●
all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:

●	rights of registration of transfer and exchange, and our right of optional redemption;
●	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
●
rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;

●	the rights, obligations and immunities of the trustee under the indenture; and
●	the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance.  Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

●	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
●
to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

●
we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and

●
we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:

●	payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise),
●	the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions,
●	rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and
●	continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities.  This means that we will not issue certificates for that series of debt securities to the holders.  Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act.  We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register.  In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act is applicable.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

We may offer to sell warrants from time to time.  If we do so, we will describe the specific terms of the warrants in a prospectus supplement.  In particular, we may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series.  We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement.  We will enter into the warrant agreement with a warrant agent.  We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;
●	the currency for which the warrants may be purchased;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the dates on which the right to exercise the warrants will commence and expire;
●	the manner in which the warrant agreement and warrants may be modified;
●	certain United States federal income tax consequences of holding or exercising the warrants;
●	the terms of the securities issuable upon exercise of the warrants; and
●	any other specific material terms, preferences, rights or limitations of or restrictions on the warrants.

Youmay exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with other requested information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement.  We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise.  If you exercise fewer than all of the warrants represented by the warrant certificate, then we will issue you a new warrant certificate for the remaining amount of warrants.

You will not have any of the rights of the holders of the securities purchasable upon the exercise of warrants until you exercise them.  Accordingly, you will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities you can purchase upon exercise of the warrants.

The information provided above is only a summary of the terms under which we may offer warrants for sale.  Accordingly, please carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing in us.  In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus and any supplement hereto will be passed upon for us by Tarter Krinsky & Drogin LLP, New York, New York. Counsel for any underwriter or agents will be noted in the applicable prospectus supplement.

EXPERTS

The financial statements and the related financial statement schedule, incorporated in this Prospectus by reference from our Annual Report on Form 10-K for the year ended June 30, 2009 have been audited by Li & Company, PC, an independent registered public accounting firm, as stated in their report dated October 13, 2009, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s website at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC.  This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement as permitted by the rules and regulations of the SEC.  You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s web site listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” some of the documents we file with it into this prospectus, which means:

●	we can disclose important information to you by referring you to those documents;
●	the information incorporated by reference is considered to be part of this prospectus; and
●	later information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below, which were filed with the SEC under the Exchange Act:

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2008, filed with the SEC on February 20, 2009;
●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, filed with the SEC on May 15, 2009;
●	our Form 8-K (Items 1.01, 3.02 and 9.01) filed July 10, 2009;
●	our Form 8-K (Items 1.01, 3.02 and 9.01) filed October 5, 2009;
●	our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, filed with the SEC on October 13, 2009;
●	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009, filed with the SEC on November 23, 2009, and
●	our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2009, filed with the SEC on February 22, 2010.
●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed with the SEC on May 20, 2010.

All documens filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02 or Item 7.01 of Form 8-K, which information is not incorporated by reference herein), after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed.  In addition, all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus forms a part shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only.  Our business, financial position and results of operations may have changed since that date.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless specifically incorporated by reference into those documents).  Please direct requests to us at the following address:

NANOVIRICIDES, INC.
135 Wood Street
Suite 205
West Haven, Connecticut 06516
(203) 937-6137

NANOVIRICIDES, INC.

$40,000,000
Common Stock
Debt Securities
Warrants

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus.  You must not rely on unauthorized information.  This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal.  Neither the delivery of this prospectus nor any of the sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or our affairs have not changed since the date hereof.